================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                           INNOFONE.COM, INCORPORATED
                 (Name of Small Business Issuer in its Charter)

        Nevada                             4813                   98-020313
------------------------------ ----------------------------  -------------------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              ---------------------

                         241 Applewood Crescent, Suite 4
                                Vaughan, Ontario
                                     Canada
                                 (416) 207-0046
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business )

                              ---------------------

                                   Larry Hunt
                      President and Chief Operating Officer
                         241 Applewood Crescent, Suite 4
                                Vaughan, Ontario
                                     Canada
                                 (416) 207-0046
           (Name, Address, and Telephone number of Agent for Service)

                                   Copies to:
                                James Berns, Esq.
                                  Berns & Berns
                              One Rockefeller Plaza
                                    Suite 210
                            New York, New York 10020

Approximate date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                             ---------------------

                         CALCULATION OF REGISTRATION FEE


 TITLE OF
EACH CLASS
    OF
SECURITIES
OFFERING TO
    BE
REGISTERED
----------

                                   PROPOSED
  COMMON                           MAXIMUM           PROPOSED
STOCK, PAR        DOLLAR        OFFERING PRICE       MAXIMUM         AMOUNT OF
VALUE $.001    AMOUNT TO BE      PER SHARE OF        AGGREGATE      REGISTRATION
 PER SHARE      REGISTERED       COMMON STOCK      OFFERING PRICE        FEE
                ----------       ------------      --------------        ---
                 $501,100           $0.40            $944,300           $280
                  443,200

                              ---------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date or dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         Disclosure alternative used (check one):  Alternative   1
Alternative 2 [X]
================================================================================

                           INNOFONE.COM, INCORPORATED

                                  Common Stock
                                2,360,750 shares

         This prospectus is being used in connection with the (i) offer and sale, from time to time, by certain of our stockholders (the "Selling Stockholders") of up to 1,108,000 shares of our common stock ("shares") which we sold to investors in 1999, and (ii) issuance of 1,252,250 shares pursuant to the conversion of $501,100 of convertible promissory notes into shares at the rate of $0.40 per share, which we sold to investors in 1999 ("Conversion Shares").

         The Selling Stockholders may sell shares either directly to purchasers or through brokers, dealers or agents. We will receive no proceeds from (i) the sale of shares by the Selling Stockholders, (ii) the conversion of the convertible promissory notes into the Conversion Shares, or (iii) the subsequent sale of any Conversion Shares.

         Our shares are not traded on any securities exchange or the NASD OTC Bulletin Board. There is only a very limited trading market in our shares on the over-the-counter market in the United States.

         Investment in our shares involves substantial risks. See "Risk Factors" beginning on page ----.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The information in this prospectus is not complete and may be changed. The securities covered by this registration statement may not be sold until the registration statement covering the shares is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

         The date of this prospectus is January ___, 2000.

                                TABLE OF CONTENTS

TABLE OF CONTENTS.................................................................................................v

SUMMARY  .........................................................................................................1

RISK FACTORS......................................................................................................2
         General  ................................................................................................2
         We are a start-up business and are not profitable........................................................2
         Our expenses are greater than our revenues...............................................................2
         We need to raise additional financing....................................................................2
         Your shares will probably be diluted.....................................................................2
         The growth of our business is dependent upon the growth and performance of the Internet..................3
         Our competition is significant...........................................................................3
         We may be unable to achieve our operating and financial objectives if we cannot manage our anticipated growth effectively.......................................................3
         Uncertain Regulatory Climate.............................................................................4
         Company's exclusive right to use the GLR(Trademark) software expires on October 27, 2000.................4
         Inexperience of Management...............................................................................4
         Dependence Upon and Retention of Key Personnel...........................................................4
         Risks Associated With Currency Fluctuations..............................................................4
         Control by Existing Shareholders; Anti-Takeover Effects..................................................4
         Conflict of Interest of Management.......................................................................5
         Shares Eligible for Future Sale..........................................................................5
         Company Dependent Upon Services of Outside Contractors and Independent Sales
                  Representatives.................................................................................5
         Regulatory and legal uncertainties relating to the Internet could have significant costs to us or otherwise harm our business...............................................................6
         Our shares will be diluted upon the sale or issuance of additional shares or instruments exchangeable or convertible into shares.........................................................6
         The substantial number of shares that will be eligible for sale in the future will adversely affect the market price of our shares. ...............................................6
         We do not foresee paying dividends on our shares.........................................................6
         There is only a limited  trading market for our shares and the price of our shares will probably fluctuate significantly when, and if, trading volume increases.........................6
         Trades in our shares are subject to the "penny stock" regulations which could limit market liquidity of our shares.  ...............................................................7
         This prospectus includes forward-looking statements which could differ from actual future results..................................................................................7

USE OF PROCEEDS...................................................................................................7

SELLING STOCKHOLDERS..............................................................................................8

PLAN OF DISTRIBUTION..............................................................................................9

DETERMINATION OF OFFERING PRICE..................................................................................10

DILUTION ........................................................................................................10

LEGAL PROCEEDINGS................................................................................................10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
         AND CONTROL PERSONS.....................................................................................11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................12
DESCRIPTION OF SECURITIES........................................................................................14
         Series A Voting Convertible Preferred Stock.............................................................14
                  Dividends......................................................................................15
                  Redemption.....................................................................................15
                  Conversion Right...............................................................................15
                           Maximum Conversion Rate...............................................................15
                           When Conversion Rate Determinable by Board of Directors...............................16
                           Automatic Conversion at Minimum Conversion Rate.......................................16
                  Other Adjustments to Conversion Rates..........................................................16
                  Rights on Liquidation, Dissolution, or Winding Up..............................................17
                  Dividends......................................................................................17
                  Redemption.....................................................................................17
         Voting   ...............................................................................................17
         Other Preferred Stock...................................................................................17

INTEREST OF NAMED EXPERTS AND COUNSEL............................................................................18

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
         ACT LIABILITIES.........................................................................................18

DESCRIPTION OF BUSINESS..........................................................................................18
         General  ...............................................................................................18
         Supplying Long Distance Telephone Services..............................................................19
         Billing  ...............................................................................................20
         Marketing...............................................................................................20

PLANNED BUSINESS OPERATIONS......................................................................................21
         Hot Caller.Com Inc......................................................................................21

INDUSTRY BACKGROUND..............................................................................................22
         The Company's Strategy..................................................................................22

         The Canadian Telecommunications Industry................................................................23
         Long Distance Services Market...........................................................................24
         Local Service Market....................................................................................24
         Wireless Market.........................................................................................25
         Competition.............................................................................................25
         Corporate Development & Financing of the Company........................................................25
                  Acquisition of APC Telecom.....................................................................25
                  The Company's Option to Redeem Exchange Shares.................................................25
                  No Reverse Split...............................................................................26
                  Limit on Options or Warrants to be Issued......................................................26
                  No Excessive Parachute Awards..................................................................26
                  No Excessive Compensation......................................................................26
                  Series A Voting Convertible Preferred Stock....................................................26
                  Dividends......................................................................................27
                  Redemption.....................................................................................27
                  Conversion Right...............................................................................27
                  Maximum Conversion Rate........................................................................27
         Voting   ...............................................................................................28
         Financing of the Company................................................................................28

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION........................................................28

PLAN OF OPERATIONS...............................................................................................29
         Overview ...............................................................................................29
         Raising Capital.........................................................................................29
         Results of Operations...................................................................................29
         Revenues ...............................................................................................29
         Operating Expenses......................................................................................29
                  SG&A Costs.....................................................................................29
                  Cost of Services...............................................................................29
                  Sales and Cost of Sales........................................................................29
                  Selling, general and administrative expenses...................................................29
                  Amortization...................................................................................29
                  Interest and financing charges.................................................................29
                  Loss on sale of investment.....................................................................29
         Liquidity and Capital Resources.........................................................................32

DESCRIPTION OF PROPERTY..........................................................................................32

EXECUTIVE COMPENSATION...........................................................................................33
         Summary Compensation Table..............................................................................33
         Option/SAR Grants in Last Fiscal Year...................................................................33

OPTIONS TO PURCHASE SECURITIES...................................................................................33

         Employee Stock Compensation Plan........................................................................34
         Compensatory Stock Option Plan..........................................................................34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................35

MARKET FOR COMMON EQUITY AND RELATED
         STOCKHOLDER MATTERS.....................................................................................35

OTC BULLETIN BOARD...............................................................................................35

DIVIDEND IN FORMATION............................................................................................36

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL
         DISCLOSURE..............................................................................................36

SECURITIES BEING OFFERED.........................................................................................37
         Transfer Agent and Registrar............................................................................38

LEGAL MATTERS....................................................................................................38

EXPERTS  ........................................................................................................38

WHERE YOU CAN FIND ADDITIONAL INFORMATION .......................................................................38

FINANCIAL STATEMENTS.............................................................................................F-1

PART II  ........................................................................................................

INDEMNIFICATION OF DIRECTORS AND OFFICERS........................................................................II-1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................................................................II-1

RECENT SALES OF UNREGISTERED SECURITIES..........................................................................II-1

EXHIBITS ........................................................................................................II-2

UNDERTAKINGS.....................................................................................................II-3

SIGNATURES.......................................................................................................II-5

                                     SUMMARY

         Innofone.Com, Incorporated ("Innofone" or the "Company") is in the business of providing traditional telephone services at competitive rates in Canada. Although we don't own telephone equipment, we are able to provide telephone service through an arrangement we have with Canadian Telephone Resellers Alliance ("CTRA"), which purchases telephone access and service from major telephone companies in bulk at discounted rates and resells it to companies such as Innofone. In addition, the Company plans to offer in the future a range of low cost telecommunication services utilizing the Internet and wireless technology.

         All the major aspects of our business - supplying long distance telephone service, billing and marketing - are primarily conducted for us by other companies with which we have contracts.

         We presently have approximately 5,500 subscribers for our traditional long distance telephone services. We have also established five Internet Gateways for our planned Internet-based telecommunications services offering.
We are not now providing any telecommunications services utilizing the Internet, however.

         We are not profitable and we may never become profitable. We need to raise funds in order to sustain our operations and carry out our business plans. We may be unable to raise the necessary funds for these purposes, in which case, we could go out of business. For these and other reasons, we believe that an investment in our shares is very risky. Please see "Risk Factors."

         We will receive no proceeds from the sale of shares by the Selling Stockholders or from the conversion of the convertible promissory notes and the subsequent sale of the Conversion Shares.

         Our principal offices are located at 241 Applewood Crescent Vaughan, Ontario Canada. Our telephone number is (416) 207-0046. References herein to "we," "us," and Innofone includes Innofone.Com Incorporated and Innofone Canada Inc., unless the context otherwise requires.

         The information on our website, www.Innofone.com, is not part of this prospectus.

                                  RISK FACTORS

General

         Investing in shares of our common stock ("shares") involves substantial risk. You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the related notes, before you purchase any of our shares. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those that we do not know about now or that we currently deem immaterial, may also adversely affect our business. Our shares should not be purchased by persons who cannot afford the loss of their entire investment. Each one of the risks set forth below is important and could seriously jeopardize our business, your investment in our shares, or both.

1. We are a start-up business and are not profitable. We first began providing traditional long-distance telephone service in Canada in 1999. We are still in the process of making decisions on many very important aspects of the business which makes it difficult for you to evaluate our Company and its prospects. We are currently losing money. We do not know when, or even if, we will become profitable.

2. Our expenses are greater than our revenues. Potential investors should be aware of the difficulties, delays and expenses normally encountered by new companies, including generating revenues, marketing costs, competition and unanticipated costs and expenses, such as litigation. Many of these factors are unpredictable and beyond our control. In addition, it is possible that many of the assumptions we have made about our business, including trends in the industry, potential for regulation, our competition, difficulties in obtaining financing and many other matters, could be wrong. Accordingly, the revenue and income potential of our business is difficult to predict. In light of the developing nature of our business and our marketing plans, we expect to continue to sustain substantial operating expenses without generating significant revenues for the foreseeable future.

3. We need to raise additional financing. Additional financing is required to market our services, develop and support our business and sustain operations. We may not be successful in rasing any additional money; and if we are able to raise it, the terms that this money may be available to us could be unattractive. If we don't raise enough money, we could go out of business. We have no sources of financing currently available.

4. Your shares will probably be diluted. Additional financing, if we are even able to obtain it, will probably result in the dilution of equity interests of current stockholders. We will try to raise additional financing through equity offerings, joint ventures or other collaborative relationships, loans and other sources. If we choose to raise these additional funds by issuing equity securities, the percentage ownership of the then current stockholders will be reduced and the holders of the newly issued equity securities may have rights, preferences or privileges which are senior to the rights of the then current stockholders.

5. The growth of our business is dependent upon the growth and performance of the Internet. The increased use of the Internet for retrieving, sharing and transferring information among businesses and consumers has only recently begun to develop. Market acceptance of the Internet is subject to a high level of uncertainty and is dependent on a number of factors, including:

         (a)      ease of access, price of access, speed and reliability; and

         (b) the development of technologies that facilitate interactive communication between organizations and their targeted audiences.

         Additionally, issues relating to the commercial use of the Internet, such as security, reliability, cost, ease of access and quality of service remain unresolved. Our success will depend, in part, on the continued growth of the Internet in and the resolution of issues affecting it.

6. Our competition is significant. We are subject to substantial and vigorous competition, which could even increase.

         The telecommunications industry is one of the most competitive industries in the world, marked by rapid technological change, an unpredictable regulatory climate, an ever increasing array of telecommunications services being offered and enormous capital spending. Moreover, various cable TV operators in the United States have begun (and others have announced their intention to begin) offering telephone service through existing cable TV lines. These companies pose a substantial threat to traditional telephone companies because of the cable TV industry's superior technology enabling greater transmission capacity, versatility and speed. The impact of cable TV companies entering the telephone business will increase competition, having unpredictable effects on the industry in general, and upon us, in particular. These companies have substantial financial and marketing resources which, could place the Company's present and planned business operations at a serious competitive disadvantage. In addition, companies currently offering an array of telecommunications services via the Internet represent substantial additional competition to the Company, its services, and proposed future services.

7. We may be unable to achieve our operating and financial objectives if we cannot manage our anticipated growth effectively. If we are successful in marketing our service, there will be additional strains on our technical, customer service, sales, financial and administrative resources. The strains caused by these demands will be increased by the developmental nature of our operations and we cannot be sure that we will successfully manage our growth.

8. Uncertain Regulatory Climate. It is impossible to predict the regulatory climate, controls, regulations and rules affecting telephone, broadcast, and Internet-related businesses. We are presently unaware of laws, regulations or rules that prevent or restrict us from offering our services. It is possible, however, that with the integration and merger of telecommunication, computing, television and broadcast services, which some observers predict is inevitable, laws, regulations and rules may be passed and promulgated that could prevent or restrict us from pursuing our business. Furthermore, such events, if not preventing or restricting our right to pursue our business, could result in an increased competitive environment. Such occurrences would have a materially adverse impact on our business.

9. Company's exclusive right to use the GLR(Trademark) software expires on October 27, 2000. The Company's exclusive right to use the GLR(Trademark) software expires on October 27, 2000. At that time, our competitors will have the right to use GLR(Trademark), unless we are able to renegotiate the terms of the license from Datex; and there is no assurance that we will be able to negotiate an extension of this license. Our business could be hurt if competitors are free to use GLR(Trademark).

10. Inexperience of Management. Our Management has had limited experience in management positions. No member of Management has ever held a senior managerial role at a major corporation.

11. Dependence Upon and Retention of Key Personnel. We are heavily dependent upon our senior management team. The continued availability of this team will be a major contributing factor to future growth of our Company. In the event that any member of senior management becomes unavailable for any reason, we would be materially and adversely affected. We do not maintain key-man life insurance on any member of our senior management team.

         Our ability to achieve our revenue and operating performance objectives will depend in large part on our ability to attract and retain qualified and highly skilled sales, consulting, marketing and management personnel. We compete for all of our personnel with other companies, where competition for such personnel is intense and is expected to remain so for the foreseeable future. Failure to retain and expand our key employees could adversely affect our business and operating results.

12. Risks Associated With Currency Fluctuations. Our operations are currently headquartered in Canada and all sales revenue is generated in Canada. Since our financial results are reported in United States dollars, fluctuations in the value of the United States dollar relative to the Canadian dollar could materially affect the Company's results.

13. Control by Existing Shareholders; Anti-Takeover Effects. Our officers, directors, and principal shareholders, in the aggregate, beneficially own approximately 26.8% of the Company's outstanding shares and voting rights to over 6.9 million shares of its capital stock through their ownership, comprised of shares and Series A Voting Convertible Preferred Stock. As a result, these shareholders, if acting together, would be able to exert substantial influence over our Company and control most matters requiring shareholder approval, including, without limitation, the election of directors, modification of the Company's capital structure, adoption of stock option plans and award of grants thereunder, terms and conditions of a merger or consolidation of the Company with another company, and negotiation of the terms and conditions of a tender offer for the Company's shares made by another company. Such control could result in substantial shareholder dilution and, in certain circumstances, prevent shareholders from receiving a premium over the then current market value for their shares.

14. Conflict of Interest of Management. Management and certain founding shareholders has the right to earn a maximum of 15,000,000 shares pursuant to certain conversion rights attached to the Series A Voting Convertible Preferred Stock issued in connection with the acquisition of APC in 1998 pursuant to the "Exchange Agreement." Holders of the Series A Voting Convertible Preferred Stock have the right to convert 7,500,000 of these securities into shares upon the Company establishing a minimum number of specified Gateways in a certain manner. Currently, Management has caused the Company to establish Gateways thereby triggering Management's right to convert 2,500,000 Series Voting Convertible Preferred Stock into 7,500,000 shares. See "Corporate Development & Financing."

15. Shares Eligible for Future Sale. Our shares are not traded on any securities exchange or the NASD OTC Bulletin Board. There is only a very limited trading market in our shares on the over-the-counter market in the United States. Our shares have not traded on the NASD OTC Bulletin Board since September 1, 1999. The Company has no plans to list the shares on NASDAQ or on any securities exchange in the near future. Moreover, the Company's shares do not qualify for a NASDAQ listing, or listing on any major stock exchange. We plan to have our shares quoted on the NASD OTC Bulletin Board, however.

         Assuming conversion of the Series A Preferred Stock into shares, the Company will have a total of 28,130,000 shares outstanding. A substantial number of additional shares could be issued in connection with the exercise of warrants, options and conversion rights.

16. Company Dependent Upon Services of Outside Contractors and Independent Sales Representatives. All major facets of the Company's current business operations, supplying long distance telephone services, billing and marketing, are primarily managed by, and are dependent upon the services and technologies of, outside contractors and independent sales representatives. The failure of any of these parties to perform in accordance with the terms and conditions of their contracts with the Company or to achieve forecasted levels of performance, as the case may be, would have a material adverse affect on our business. There can be no assurance that we would be able, in any such events, to secure alternative parties to carry out the Company's business operations and plans without any interruptions in our routine business activities, or at all.

17. Regulatory and legal uncertainties relating to the Internet could have significant costs to us or otherwise harm our business. There are currently a number of legislative proposals being considered which may have an impact on our business. Congress has recently passed legislation regulating certain aspects of the Internet, including copyright infringement, user privacy, taxation, access charges, liability for third-party activities, transmission of sexually explicit material and jurisdiction. There are also a number of legislative and regulatory proposals to regulate the Internet that are being considered by federal, state, local and foreign governmental organizations. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. It is uncertain how courts will interpret laws governing the Internet or how they will apply existing laws regulating property ownership, libel and personal privacy issues to the Internet. Additionally, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business online. Because of these uncertainties, we can not be certain how new laws governing the Internet or other existing laws will affect our business.

18. Our shares will be diluted upon the sale or issuance of additional shares or instruments exchangeable or convertible into shares. Stockholders do not have preemptive rights, that is, the right to buy additional shares from the Company in order to maintain their current percentage equity interest.

19. The substantial number of shares that will be eligible for sale in the future will adversely affect the market price of our shares.

         The market price of our shares will probably be adversely affected by future sales of restricted shares by existing stockholders pursuant to Rule 144 under the Securities Act.

         We cannot make any predictions as to the effect, if any, that market sales of these or other shares or the availability of these or other shares for future sale will have on the market price of our shares prevailing from time to time.

20. We do not foresee paying dividends on our shares. We intend to retain any earnings to finance the expansion of our business; thus, we do not anticipate paying any cash dividends on our shares in the foreseeable future. There can be no assurance that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flow. Investors who anticipate the need for immediate income from dividends should not purchase our shares.

21. There is only a limited trading market for our shares and the price of our shares will probably fluctuate significantly when, and if, trading volume increases. We plan to seek quotation of our common stock on the National Association of Securities Dealers Over the Counter Bulletin Board, but there can be no assurance as to when, if ever, we will complete that process. There can be no assurance that the market for our shares will develop or will provide enough liquidity to enable investors to dispose of any shares offered by this prospectus. The marketplace will determine present and future prices for the shares and such prices may be influenced by many factors, including:


         o     the limited liquidity of the market for our shares;
         o     our financial results;
         o     the offering of competitive services;
         o     investors' perceptions of us; and
         o     general economic, industry and market conditions.

         The stock markets have experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many telecommunication technology companies and that have often been unrelated or disproportionate to the operating performance of such companies. There can be no assurance the shares prices of any telecommunication company, including ours, will be sustained.

22. Trades in our shares are subject to the "penny stock" regulations which could limit market liquidity of our shares. These regulations require additional disclosure and paperwork by brokers and dealers in connection with trades of penny stocks, limiting market liquidity.

23. This prospectus includes forward-looking statements which could differ from actual future results. Some of the statements in this prospectus that are not historical facts are "forward-looking statements". Forward-looking statements can be identified by the use of words such as "estimates," "projects," "anticipates," "expects," "intends," "plans," "believes" or the negative thereof or other variations thereon or by discussions of strategy that involve risks and uncertainties. We caution you that all the forward-looking statements contained in this prospectus are only estimates and predictions. Our actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. Such risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.


                                 USE OF PROCEEDS

         The Company will receive no proceeds from the sale of shares made by the Selling Stockholders or from the conversion of the convertible promissory notes into shares.

                              SELLING STOCKHOLDERS

         The following table sets forth, as of December 23, 1999, certain information regarding stockholders for whom we are registering for resale to the public an aggregate of 1,108,000 shares. The table does not include any Preferred Shares or shares that may be issued pursuant to conversion of the Company's $501,000 of Convertible Debt.

                                                                AMOUNT OF                                      AMOUNT OF SHARES AND
                                                              SHARES OWNED              AMOUNT OF                  PERCENTAGE OF
                                  RELATIONSHIP TO               PRIOR TO                 SHARES                 COMPANY TO BE OWNED
       NAME/1                         COMPANY                  OFFERING/2                OFFERED                AFTER THE OFFERING
       ------                         -------                  ----------                -------                ------------------
   Rahim Suleman                       None                       25,000                  25,000                           0
    Farhan Jamal                       None                       50,000                  50,000                           0
   Nurali Jamani                       None                       15,000                  15,000                           0
   Riyaz Moledina                      None                       15,000                  15,000                           0
     Amir Kasam                        None                       20,000                  20,000                           0
    Roy Ruppert                        None                      325,000                 200,000                     125,000
    MCM Holdings                       None                      225,625                 110,000                     115,625
     Paul Volpe           Father-in-law of Rick Quinney -
                              Executive Officer and
                                    Director                     328,125                 250,000                      78,125
    Donald Leddy                       None                      100,000                 100,000                           0
Primex Network Inc.                    None                       15,000                  15,000                           0
    Frank Volpe           Brother-in-law of Rick Quinney -
                              Executive Officer and
                                    Director                      35,937                  25,000                      10,937
  Denis Labrecque                      None                       27,000                  27,000                           0
    Guy Beland                         None                       15,000                  15,000                           0
 Lester St. Croix                      None                       25,000                  25,000                           0
   Tracey Hunt                Wife of Larry Hunt -                70,000                  70,000                           0
                              Executive Officer and
                                    Director
    Ron Crowe                 Executive Officer and               95,000                  70,000                      25,000
                                    Director
   Rick Quinney               Executive Officer and              695,000                  70,000                     625,000
                                    Director
   Jackie Dean                     Controller                     68,500                   6,000                      62,500

--------

         1/ The names of additional Selling Stockholders may be provided later pursuant to Section 424 (c) of the Securities Act.

         2/ Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the securities beneficially owned.

                              PLAN OF DISTRIBUTION

         Selling Stockholders, as well as owners of the Conversion Shares (collectively, referred to herein as "Sellers") may from time to time offer and sell shares directly to purchasers. They may also from time to time offer all or any of the shares through brokers, dealers or agents. The Sellers and/or the purchasers of the shares may offer discounts, concessions or commissions to participating brokers, dealers or agents.

         The Sellers and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be "underwriters". Any profits on the sale of the shares by them and any discounts, commissions or concessions which they receive may be deemed to be underwriting discounts and commissions under the Securities Act. If the Sellers are deemed to be underwriters they may be subject to certain statutory liabilities under the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act.

         The Sellers may sell the shares from time to time in one or more transactions at:

         o     fixed prices;
         o     prevailing market prices at the time of sale;
         o     varying prices determined at the time of sale; or
         o     negotiated prices.

         The shares may be sold by one or more of the following methods, without limitation:

         o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers;

         o face-to-face transactions between sellers and purchasers without a broker-dealer; and the writing of options.

         In addition, subject to applicable state and foreign laws, the Sellers may sell their shares outside the United States pursuant to Rules 903 and 904 of Regulation S, in private transactions or under Rule 144, rather than pursuant to this prospectus.

         To the best of our knowledge, there are currently no plans, arrangements or understandings between any of the Sellers and any broker, dealer, agent or underwriter regarding the sale of shares by the Sellers. There is no assurance that any Seller will sell any or all of the shares offered by it pursuant to this prospectus or that any Seller will not transfer, devise or donate such shares by means not described in this prospectus.

         The Sellers and any other person participating in the offering will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales. These restrictions may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

         We will pay substantially all of the expenses incidental to the registration, offering and sale of our shares of common stock covered by this prospectus, except expenses for commissions, fees and discounts of underwriters, brokers, dealers and agents.

         As used in this prospectus, reference to a Selling Stockholder includes its pledgees who sell shares of common stock received from the Selling Stockholder after the date of this prospectus.

         Copies of this prospectus will be made available to the Selling Stockholders. At or prior to the time of any sale of shares by a Selling Stockholder pursuant to this prospectus, the Selling Stockholder must deliver a copy of this prospectus to the purchaser.


                         DETERMINATION OF OFFERING PRICE

Not applicable.


                                    DILUTION

Not applicable.


                                LEGAL PROCEEDINGS

         None. The Company is unaware of any legal proceedings known to be contemplated by any governmental authorities.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

NAME                          AGE               POSITION
----                          ---               --------

Ronald Crowe                  60                Chairman of the Board of
                                                Directors, Chief Executive
                                                Officer

Larry Hunt                    41                President, Director

Richard Quinney               50                Chief Financial Officer,
                                                Director

Charles Blaquiere             40                President, Innofone Canada
                                                Inc.

         Directors were elected on June 16, 1998 and are expected to hold these positions until the next Annual General Meeting of Shareholders, scheduled for 2000.

         There are no arrangements or understandings among any of the directors regarding their election as director. Ron Crowe is married to Rick Quinney's sister and is Larry Hunt's uncle.

         Ronald Crowe - In 1989, Mr. Crowe formed Metrowide Communications, a company that offered a flat rate long distance service along with a per minute long distance service primarily in the Greater Toronto Area. In 1995 Metrowide Communications was sold to ACC Telecommunications. (ACC Telecommunications was subsequently acquired by AT&T Canada) After the buyout, Mr. Crowe continued on as a consultant to Metrowide to assist with the transition to the new owners until the fall of 1995. As part of the sale of Metrowide, Mr. Crowe was subject to a non-compete clause preventing him from doing business in the telecommunications industry for a period of two years.

         After leaving Metrowide, Mr. Crowe went into semi-retirement. In the spring of 1996, he began working part-time on an internet related worldwide yellow page directory project referred to as Yelp. Mr. Crowe worked on the Yelp project with two other partners until the fall of 1997 when they decided to abandon the project. After the the expiration of the non-compete clause, in April 1998, Mr. Crowe, Larry Hunt and Richard Quinney started Innofone Canada Inc.

         Larry Hunt - From 1994 through 1996, he was the Director of Sales and Marketing for DGI, located in Whitby, Ontario. From 1996 through 1997 he was the President of Direct Quest Inc., a U.S. based Internet service which provided a multilingual business direction for communities throughout North America. While at Direct Quest, he assisted in establishing internet telephony operations in Canada and the United States. From 1997 through the present, he has served as President and Chief Executive Officer of APC Telecom, a subsidiary of the Company. In October 1999 he stepped down as President of Innofone Canada.

         Richard Quinney - From 1972 through early 1998 Mr. Quinney was employed by KPMG (and its predecessor Peat Marwick Mitchell) in various capacities, becoming a partner in 1981. In February 1998 Mr. Quinney resigned from KPMG and entered into an affiliation with Collins Barrow, Chartered Accountants, in order to achieve flexibility to pursue other business interests.

         Charles Blaquiere -Prior to joining the Company in October 1999, Mr. Blaquiere was Manager, Methods & Standards for Sprint Canada where he was responsible for planning and forecasting resources to achieve revenue goals for Sprint's Enterprise Customer Canadian subscribers. Prior to his employment with Sprint, Mr. Blaquiere was Director of Operations with eForce from May 1998 to February 1999 where he developed business strategy and progress requirements for a long distance telephone marketing company. Prior eForce, Mr. Blaquiere had a 18 year career with Sears Canada, spending the last four years of the developing and managing the national Sears Phone Plan.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         (a) The Company's authorized capital consists of (i) 100,000,000 shares of common stock ("shares"), par value $.001 per share, and (ii) 25,000,000 shares of preferred stock, par value $.001 per share, of which 5,000,000 shares have been designated as Series A Voting Convertible Preferred Stock. At December 10, 1999, there were 13,130,000 shares and 5,000,000 shares of Series A Voting Convertible Preferred Stock outstanding.

         The shareholdings of the Company's officers and directors and persons owning at least five percent of the Company's outstanding Shares, and Series A Voting Convertible Preferred Stock at such date were as follows:


                                     SHARES

                                                                AMOUNT AND NATURE
                                     NAME AND ADDRESS OF          OF BENEFICIAL               % OF
TITLE OF CLASS                       BENEFICIAL OWNER              OWNERSHIP                 CLASS
--------------                       ----------------              ---------                 -----
Common Stock                         Larry Hunt                    1,320,000                  10.1

                                     Ronald Crowe                     25,000                  ---

                                     Richard Quinney                 937,500/3                 7.1

                                     Angela Quinney/4                312,500                   2.4

                                     Merryl Crowe/5                  879,688                   6.7
Officers and Directors, as                                         3,474,688                  26.5
a Group

----------
         1/ All addresses are in our care at our principal offices.

         2/ Except as otherwise indicated in a footnote to this chart each person named in the table has sole voting and dispositive power with respect to the shares of common stock held by that person.

         3/ Includes 312,500 Shares owned by a company owned by Richard Quinney and his wife, Angela.

         4/ Wife of Rick Quinney.

         5/ Merryl Crowe is the wife of Ronald Crowe.

         6/ Includes 312,500 Shares owned by a company owned by Richard Quinney and his wife, Angela.

         There are no other classes of common stock outstanding.

         There are 5,000,000 shares of Series A, Convertible Voting Preferred Stock outstanding. Following are the shareholders owning at least 5% of the outstanding Series A, Convertible Voting Preferred Stock. The Series A, Convertible Voting Preferred Stock, depending upon certain factors, may be converted into a maximum of 15 million shares, and a minimum of 2 million shares. Reference is made to "Description of Securities."

                   SERIES A CONVERTIBLE VOTING PREFERRED STOCK

                                                                        AMOUNT AND NATURE
                                     NAME AND ADDRESS OF                  OF BENEFICIAL           % OF
TITLE OF CLASS                       BENEFICIAL OWNER                      OWNERSHIP              CLASS
--------------                       ----------------                      ---------              -----
Series A, Voting
Convertible Preferred
Stock                                Larry Hunt                             1,250,000               25%

                                     Ronald Crowe                              25,000               .5%

                                     Richard Quinney                          937,500/6             19%

                                     Angela Quinney                           312,500             6.25%

                                     Merryl Crowe                             929,688               19%

Series A, Voting                     Officers and Directors, as a           3,429,688               69%
Convertible Preferred                group
Stock

----------
         1/ All addresses are in our care at our principal offices.

         2/ Except as otherwise indicated in a footnote to this chart each person named in the table has sole voting and dispositive power with respect to the shares of common stock held by that person.

         3/ Includes 312,500 Shares owned by a company owned by Richard Quinney and his wife, Angela.

         4/ Wife of Rick Quinney.

         5/ Merryl Crowe is the wife of Ronald Crowe.

         6/ Includes 312,500 Shares owned by a company owned by Richard Quinney and his wife, Angela.

         Mr. Douglas Burdon, a consultant to the Company, has the right to earn a cash royalty calculated on the gross revenues generated from "major financial institution client relationship and premium service providers" in accordance with the terms of a November 30, 1999 Agreement. Please see "Exhibit Index," herein. Mr. Douglas Burdon has the right, exercisable on or before November 30, 2001 to exchange this cash royalty into a total of 5.5 million options to purchase shares. The options would vest over four (4) years, and have an exercise price of $0.50.

         Management is unaware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Company.


                            DESCRIPTION OF SECURITIES

         The Company's authorized capital consists of (i) 100,000,000 shares of common shares ("shares"), par value $.001 per share, and (ii) 25,000,000 shares of preferred stock, par value $.001 per share, of which 5,000,000 shares have been designated as Series A, Voting Convertible Preferred Stock.

         Holders of shares are entitled to receive dividends in cash, property or shares when and if dividends are declared by the Board of Directors out of funds legally available therefor. The By-Laws impose no limitations on the payment of dividends. A quorum for any meeting of shareholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote per share. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. Upon any liquidation, dissolution or winding up of the business of the Company, any assets will be distributed to the holders of shares after payment or provision for payment of all debts, obligations or liabilities of the Company, including the liquidation preference to holders of the Series A, Voting Convertible Preferred Stock.

         There are no preemptive rights, subscription rights, conversion rights or redemption provisions relating to the shares, and none of the shares carries any liability for further calls. The rights of holders of shares may not be modified other than by vote of two-thirds of the shares voting on such modification.

Series A Voting Convertible Preferred Stock

         The Company has outstanding a total of 5,000,000 shares of its Series A Voting Convertible Preferred Stock. The following is a synopsis of the terms, and preferences of the Series A Preferred Stock.

         Dividends. The holders of the Series A Voting Convertible Preferred Stock are not entitled to receive any dividends thereon; provided, that, if a dividend is declared on the shares or on any series of preferred stock ranking equal or junior to the Series A Voting Convertible Preferred Stock, then the holders of the Series A Voting Convertible Preferred Stock are entitled to receive a proportional share of such dividend, based upon the proportion of the number of shares of Series A Voting Convertible Preferred Stock then outstanding to the total number of shares and preferred stock entitled to share in such dividend.

         Redemption. The shares of Series A Voting Convertible Preferred Stock are not subject to redemption.

         Conversion Right. Generally, each share of Series A Voting Convertible Preferred Stock may, subject to the Company's articles of incorporation and subject to adjustment as provided below, at any time after issuance, be converted at the option of the holder into shares on the following terms and conditions:

         (a) Maximum Conversion Rate. Each share of Series A Voting Convertible Preferred Stock may be converted into three (3) shares subject to the following conversion conditions:

                  (i) one half (1/2) of the shares of Series A Voting Convertible Preferred Stock held may be converted when the Company has opened three (3) Gateways (defined below) that are fully functional and capable of immediately commencing commercial operations, as certified by an engineer qualified to make such certification;

                  The term "Gateway" for purposes of clauses (i) and (ii) immediately preceding shall mean a telephony gateway server computer that serves as a bridge between the Public Switched Telephone Network or Private Branch Exchanges and the Internet, and converts analog voice or data transmissions to digital data packets (or vice versa); provided, that five (5) of the Gateways must have capacity to handle twenty-four (24) phone lines and the Internet access to provide capacity of not less than Two Hundred Fifty Thousand (250,000) minutes of talk time per month; and one Gateway must have capacity to handle twelve (12) phone lines and the Internet access to provide capacity of not less than One Hundred Twenty-Five Thousand (125,000) minutes of talk time per month.

                  (ii) one fourth (1/4) of the shares of Series A Voting Convertible Preferred Stock held may be converted when the Company and all subsidiaries have on a combined basis achieved an aggregate of Two Million Dollars ($2,000,000.00 Can.) in bona fide total revenues from all sources, as reflected on unaudited interim consolidated financial statements regularly prepared for the Company and all subsidiaries;

                  (iv) one fourth (1/4) of the shares of Series A Voting Convertible Preferred Stock held may be converted when the Company and all subsidiaries have on a combined basis achieved an aggregate of Seven Million Dollars ($7,000,000 Can.) in bona fide total revenues from all sources, including the $2,000,000 Can. in bona fide total revenues required by clause
                  (iii) above;

                  The four conversion conditions need not be satisfied in any particular order, and the satisfaction of any conversion condition not dependent upon the prior satisfaction of any other conversion condition.

         (b) When Conversion Rate Determinable by Board of Directors. The term "Reorganization' includes any merger, consolidation, share exchange, or other business. combination pursuant of and lease of all or substantially all of the assets of the Company, and the term "Reorganization Agreement" a plan or agreement with respect to a Reorganization. In the event the Company consummates a Reorganization every share of Series A Voting Convertible Preferred Stock issued and outstanding on the Reorganization's effective date shall on date be converted into the number and kind of shares or other property that would be received by a person holding the number of common shares of the Company into which the shares of Series A Voting Convertible Preferred Stock would convertible on the effective date.

         If on a Reorganization's effective date all four of the required conversion conditions have not been satisfied, then the immediately following provision shall apply to the holders of the Series A Voting Convertible Preferred Stock. In regard to any conversion conditions which at the time of execution of the Reorganization Agreement not been satisfied, the Board of Directors shall, prior to such effective date, in good faith determine the which such remaining conversion conditions have been partially satisfied. The Board of Directors shall then determine the number of shares into which the shares of Series A Voting Convertible Preferred Stock may be converted, which shall be in proportion to the extent the remaining conversion conditions have then been partially satisfied. The determination of the Board of Directors in this matter shall be final and binding for all purposes.

         (c) Automatic Conversion at Minimum Conversion Rate. On the fifth (5th) anniversary of the Issue Date of the Series A Voting Convertible Preferred Stock, every share of Series A Voting Convertible Preferred Stock which has not thereto have satisfied any of the conversion conditions and been converted to shares shall automatically and without any requirement to satisfy any conversion conditions and without of any further action on the part of holders of Series A Voting Convertible Preferred Stock (except to surrender the Series A Preferred Shares) be converted into, and thereafter represent, one (1/2) half a share.

         Other Adjustments to Conversion Rates. The conversion rates set forth above will be subject to further adjustment if the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, or in the event of any sale or transfer of all or substantially all of the Company's assets, or in case of any reclassification of the Shares. Holders of shares of the Series A Voting Convertible Preferred Stock shall be entitled, after the occurrence of any such event, to receive on conversion thereof the kind and amount of shares of stock or other securities, cash or other property receivable upon such event a holder of the number of shares into which the shares of Series A Preferred Stock might have been converted immediately prior to occurrence of the event. In the event of a split or combination, the number of shares issuable upon conversion shall be appropriately adjusted.

         Rights on Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation or dilution or winding-up of the Company, the holders of shares of Series A Voting Convertible Preferred Stock shall be subordinate to claims of the Company's creditors and to claims of the holders of every series of the Company's preferred stock ranging from senior upon liquidation to the Series A Voting Convertible Preferred Stock, but otherwise are entitled to receive a liquidation preferred upon the amount of $.001 per share, before any payment is made to any holder of shares or any series of preferred shares ranking junior to the shares of Series A Voting Convertible Preferred Stock. After the payment of such liquidation preference and liquidation preferences payable to holders of any other series of preferred shares, the holders of the shares of Series A Voting Convertible Preferred Stock shall share ratably with the holders of shares and all series of preferred ranking on a parity with or junior to the Series A Voting Convertible Preferred Stock in the Company's assets available for distribution to shareholders. Neither the consolidation or merger of the Company with or into any other company nor the lease, exchange, sale or transfer of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or up of the Company's affairs, whether voluntary or otherwise.

         Dividends. The holders of the shares of Series A Voting Convertible Preferred Stock are not entitled to receive any dividends thereon; provided, that, if a dividend is declared on the shares or on any series of preferred hares ranking equal or junior to the Series A Voting Convertible Preferred Stock, then the holders of the Series A Voting Convertible Preferred Stock will be entitled to receive a proportional share of such dividend, based upon the proportion of the number of shares of Series A Voting Convertible Preferred Stock then outstanding to the total number of shares and preferred stock entitled to share in such dividend.

         Redemption. The shares of Series A Voting Convertible Preferred Stock are not subject to redemption.

         Voting. Each share of Series A Voting Convertible Preferred Stock entitles the holder to cast one vote on every matter placed before shareholders.

Other Preferred Stock

         The rights, powers and preferences of the remaining 20,000,000 authorized shares of preferred stock have not been designated. The Board of Directors has the authority to issue these shares in one or more series and to fix the voting powers, conversion rights, other special rights and qualifications, limitations and restrictions of each series, without any further vote or action by the shareholders. It is not possible to state the actual effect of the authorization of any preferred stock upon the rights of holders of the shares, until the Board of Directors determines the specific rights of the holders of the preferred stock. However, the preferred stock may have adverse effects upon the holders of the shares, including (i) restrictions on dividends on the shares if dividends on the preferred stock have not been paid, (ii) dilution of the voting power of the shares to the extent that the preferred stock has voting rights, (iii) dilution of the equity interest of the shares to the extent that the preferred stock is converted into shares, or (iv) the shares not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted the holders of the preferred stock. It is possible that preferred stock may be issued to acquire a business or properties.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         None.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act. We will be governed by the final adjudication of such issue.


                             DESCRIPTION OF BUSINESS

General

         Innofone.Com, Incorporated (the "Company") is in the business of offering telecommunications services in Canada. The Company was essentially inactive since its incorporation in Nevada on December 18, 1995/7 until June 1998. At that time the Company was activated and reorganized when it acquired all of the outstanding capital stock (the "Exchange") of APC Telecom Inc., a privately-held, federally chartered, Canadian corporation ("APC"),/8 through which it presently conducts all of its operations. APC subsequently changed its name to Innofone Canada Inc. on March 30, 1999. See "Corporate Development and Financing," below.

--------

         7/ The Company was incorporated as Enefel 1001, Inc. on December 18, 1995; in 1996 it changed its name to ProPaint Systems Inc.; on June 18, 1998 it changed its name to APC Telecommunications, Inc.; and on March 30, 1999 it changed its name to Innofone.com, Incorporated.

         8/ APC was incorporated on April 24, 1998 under the name Access Power Canada, Inc.; its name was changed to APC Telecom Inc. on June 19, 1998.

         The Company's purpose in acquiring APC was to enter the Canadian Internet-based telecommunications industry. At the time of the acquisition, APC held rights to market certain Internet-based, telephone technology in Canada. APC's rights to this technology terminated on December 11, 1998. Notwithstanding the termination of these rights, the Company plans to expand its current operations which presently consist of offering traditional long distance telephone services in Canada to, eventually, include offering a full range of traditional services throughout Canada and the United States and Internet-based telecommunications worldwide. See "Planned Business Operations."

         Presently, the Company's primary business activity involves the offering of traditional long distance telephone service at competitive rates to individual consumers and small businesses in Canada. In order to enter this market aggressively, while controlling costs, all major facets of the business operations - supplying long distance telephone service, billing and marketing - are primarily conducted by third parties for the Company.

Supplying Long Distance Telephone Services

         The Company supplies long distance telephone service to its customers pursuant to an agreement dated March 3, 1999, between the Canadian Telecom Resellers Alliance ("CTRA") and the Company ( the "CTRA Agreement"). CTRA was purchased by Optel Communications Corporation on June 17, 1999. CTRA is in the business of purchasing long distance telephone service from major carriers, such as AT&T and Sprint, at bulk rates and reselling such service to the Company and others at rates which are lower than the Company could otherwise negotiate from the major carriers directly. Under the CTRA Agreement, the Company is permitted to route its customers' long distance telephone calls through CTRA's carrier networks. The CTRA Agreement's initial three (3) year terms expires March 20, 2002, and automatically renews every three (3) years unless either party notifies the other at least thirty (30) days prior to the expiration of the term that it does not wish to renew.

         The Company has guaranteed that its monthly billings with CTRA on or before December 31, 1999 will be not less than $50,000 Can. (the"Monthly Minimum")./9 However, if the billings do not reach the Monthly Minimum by December 31, 1999, the Company is obligated to pay CTRA only fifty (50%) percent of the difference between actual billing and $50,000 Can. for each month actual billings are less than $50,000 Can. for so long as CTRA Agreement continues.

--------

         9/ The following table sets forth the exchange rates for one Canadian dollar expressed in terms of one U.S. dollar for the past five years.

                  Average             Low - High             Year End
                  -------             ----------             --------

1995               .7305            .7023 - .7527             .7323
1996               .7332            .7140 - .7472             .7301
1997               .7286            .7145 - .7513             .7233
1998               .6742            .6490 - .7020             .6521
1999               -----            -------------             -----

         The exchange rates are based upon the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

----------

         At January ____, 2000, one Canadian dollar, as quoted by Telerate and other sources at 4 P.M. Eastern Time for New York foreign exchange selling rates (for bank transactions of at least $1,000,000), equaled $.___ in U.S. dollars. (Source: The Wall Street Journal.)

         The CTRA Agreement may be terminated by either party upon thirty (30) days notice; if the Company exercises its right of termination, it is obligated to pay CTRA $50,000 Can., as a "termination charge."

Billing

         The Company's billing for the long distance telephone service it provides to its customers is principally performed by Datex Communications Corporation ("Datex") pursuant to a contract dated June 11, 1998 (the "Datex Agreement") and proprietary CARS(Trademark) software developed by Datex for the Company.

         Pursuant to the Datex Agreement, the Company received a non-exclusive license to use CARS(Trademark) integrated software program enabling it to perform certain routine functions including order entry, customer service functions, accounting, sales tracking and receipts processing functions. Datex provides all other billing functions including invoice preparation and mailing, and furnishes the Company monthly management reports which are comprised of profit, loss, and margin reports, tax summaries, price per minute, rate program and calling analyses, and other services. The term of the contract is twelve
(12) months; it automatically renews unless either party notifies the other of its desire to terminate so at least sixty (60) days in advance of termination. In addition, the Company has exclusive rights to Datex's GLR(Trademark) invoice designs and billing until October 27, 2000.

Marketing

         To date, virtually all of the Company's marketing efforts to obtain customers were conducted through and by independent sales representatives in Canada ("ISRs"). At November 30, 1999, the Company had over 40 ISRs who in the aggregate, have obtained over 5,500 customers for the Company's long distance telephone service in Canada.

         ISRs are compensated by the Company primarily by a flat rate "sign on" commission and a variable residual commission ranging from 2% - 3.5%, calculated as a percentage of the monthly telephone billings of the customers introduced to the Company by the ISRs.

         In addition to marketing to residential customers and small businesses, the Company is seeking to market its long distance service to larger commercial customers. On November 30, 1999, the Company engaged the services of Mr. Douglas Burdon to market this service to "major financial institutions." Mr. Douglas Burdon will receive a royalty equal to 2% of gross revenues generated from any accounts he facilitates in establishing for the Company. Mr. Douglas Burdon has the right to exchange the royalty into stock options in shares of the Company on or before November 30, 2001. See "Options to Purchase Securities."

         Management believes that the key selling point for its services is its Guaranteed Lowest Rate service or GLR(Trademark). The Company's GLR(Trademark) service guarantees that all customers, each month, are billed the lowest telephone rates offered by the major Canadian telephone carriers, Bell, AT&T and Sprint Canada. This is accomplished by utilization of Datex's CARs(Trademark) software, which automatically prices long distance calls based upon selected plans offered by the three major Canadian telephone companies and ensures that the Company's GLR(Trademark) plan always is lower.


                           PLANNED BUSINESS OPERATIONS

         Subject to securing adequate financing, of which these can be no assurance, the Company plans eventually to expand its current operations of providing traditional long distance telephone service in Canada to providing local service in Canada, traditional telephone services in the United States and a variety of telecommunication services through the Internet.

         Telephone service routed over the Internet, or Internet telephony, requires that customers be connected to the Internet. Internet connections are provided through local telephone companies or so-called Internet service providers (ISPs). Therefore, customers pay only for the cost of a local telephone call for long distance calls routed over the Internet because the Internet carries any data, including telephone calls, free all over the world.

         Unlike traditional telephone service which is based upon a system designed to handle principally voice and relies upon dedicated circuits which connect callers from end-to-end, the Internet does not rely upon dedicated circuits, having been established to handle only computer data. Accordingly, at points where local, traditional traffic connects to the Internet, the traffic must be converted to the protocol of the connecting system. The device which performs such conversions are called Gateways.

         After establishment of Gateways, and subject to obtaining the necessary financing, which cannot be assured, Company will commence marketing Internet Telephony services. Management anticipates it will cost at least $200,000 to launch this service. Initially, the Company will offer PC to phone service. In order to utilize the Company's services, it will be necessary for the customers to download enabling software, provided to the Company from third parties pursuant to non-exclusive licenses available free from the Company's website.

Hot Caller.Com Inc.

         In 1999, the Company incorporated a new wholly-owned subsidiary, Hot Caller.Com Inc. ("Hot Caller"). Hot Caller has developed a service enabling subscribers connected to the Internet to make free long distance phone calls to over 60 countries. This service has not been tested, however. The recipient of the telephone call does not need a computer or an Internet connection.

         In order to place a free phone call, a subscriber is required to first view advertisements on his PC. The duration of the subscribers' call is related to the length of time the subscriber views the advertisement. The longer the advertising viewing time by the subscriber, the longer the duration of the telephone call. Management anticipates it will cost at least $2 million to launch this service. Management does not have any plans to launch this service at the present time. Its decision to launch this service will be based upon many factors, including the Company's ability to arrange the necessary financing, of which there can be no assurance. The Company may never launch the Hot Caller service for this and other reasons.

         Hot Callers sole source of revenue will be from the advertising revenues it receives.


                               INDUSTRY BACKGROUND

         Long distance telephone service has historically been offered through public switched telephone networks (PSTN) which operate on dedicated transmission circuits utilizing lines established for that purpose. The Internet, on the other hand, was developed to transmit computer data and operates on a different system referred to Internet protocol, or IP. However, technological advances have made it possible for audio text, pictures, and even video to be transmitted over the Internet.

         These advances have established the Internet as a powerful communications medium because of its versatility and cost. A user only pays for the cost of a local telephone call, which connects into the Internet. Once connected, the transmission travels free over the Internet anywhere in the world. As a result, the nature of all communications is changing as the Internet expands low cost communication possibilities.

The Company's Strategy

         The Company's long range objective is to provide full-service, one-stop shopping for telecommunications services.

         The Company will seek to exploit the confusing, overcrowded telecommunications systems and services which result in customers receiving multiple services form multiple providers, and multiple bills. By offering a full range of telecommunication services in a "bundle" which could include

         o    long distance telephone service,
         o    local telephone service,
         o    Internet telephony,
         o    paging service,
         o    mobile phone service,
         o    calling cards,
         o    mobile phone international access, and
         o    other services,
customers' telecommunications service choices and solutions are simplified. The Company employs its proprietary GLR(Trademark) system which ensures that, on a monthly basis, the customer is charged less for traditional long-distance telephone services than he would have been charged under selected plans of the major telephone carriers, Bell Canada, Sprint and AT&T.

         Management believes that its strategy of bundling a complete range of telecommunications services for which the customer receives only one monthly itemized bill greatly simplifies the consumer's management of these services. This, together with its GLR(Trademark) guaranty of the lowest competitive billing rate could enable the Company to successfully compete in the intensely competitive telecommunications industry.

         Management believes that one of the keys to establishing successful, profitable operations is to rapidly expand its customer base. Once a customer is obtained for one of its telecommunications services, Management intends to offer that customer additional services. The Company intends to aggressively market its services to new customers, principally by utilizing independent sales representatives ("ISRs"), and marketing organizations such as affinity groups for loyalty card programs.

The Canadian Telecommunications Industry

         Based on interim figures from Statistics Canada, Industry Canada estimates that there were approximately 19.2 million local access lines in Canada on December 3l, 1998. This is 32% higher than the year-end figure for 1997.

         Between 1988 and 1997, the number of local access lines increased by about 33%. During this same time period however, the revenues generated in the local services segment by incumbent telecommunications carriers increased by 67% -- twice the rate of access line growth. This faster revenue growth is largely attributed to the relatively faster rate of growth in business lines, growth in the use of optional services, and to the effect of rate-balancing rate increases in 1996 and 1997.

         Based on Industry Canada estimates, in 1997 the Canadian telecommunications service industry generated approximately $23.5 billion in revenues. These revenues can be broken down into the following service market segments:

         o        Wired local line revenues of $8.0 billion (33%)
         o Wired and wireless long distance services revenues of $9.0 billion (38%)
         o        Cellular, paging and other wireless revenues of $3.0 billion
                  (13%) and,
         o        Other telecom related services revenues of $3.6 billion (16%)

         The Canadian Stentor Alliance is a coalition of major provincial and regional telephone service providers, which in 1997 generated revenues of $17.5 billion representing 74.6% of total telecommunication services revenues. These carriers offer both local and long distance services, with long distance services representing approximately $6.7 billion in revenues. Members of the Stentor Alliance include Bell Canada, controlling approximately 55% of total alliance revenue and serving Ontario and Quebec, BCT Telus with 23% of alliance revenues and serving British Columbia, and other incumbent carriers such as AtlanticCo, AGT, Saskatchewan Tel and Manitoba Tel controlling the balance.

Long Distance Services Market

         In 1992 the Canadian Radio-television and Telecommunications Commission
(CRTC), which regulates the telecommunications industry in Canada, opened avenues for long distance competition. CRTC Decision 92-12 eliminated the incumbent telecommunications carriers' monopoly on the provision of public inter-exchange voice services in Canada and paved the way for Equal Access in 1994.

         The Canadian long distance market is estimated to have generated revenues of close to $9 billion in 1997, up from $8.6 billion in 1996. The long distance market is composed primarily of revenues earned from the provision of inter-exchange communication services to residential and business customers.

         Long distance revenues alone, however, do not reflect the significant growth that has occurred in the long distance market since 1992, as a result of competition, Recent submissions to the CRTC suggest that minutes of long distance communication have grown on average by 10% per year since 1993.

         Increased competition has also made a significant change in the carriers long distance market share. In 1992, Bell and other incumbent telecom carriers controlled 92% of the estimated long distance revenues of $7.94 billion. By 1997, Bell and the other incumbent carriers market share had declined to 67% of the total estimated revenues of $9.0 billion. The new major competitors to the Stentor companies are Sprint (14% market share), AT&T (10% market share), cellular carriers (3% market share),and other smaller carriers controlling the balance.

Local Service Market

         As with the long distance market, local service in Canada is controlled by the Stentor companies. Based on interim figures from Stat/st/cs Canada, Industry Canada estimates that there were approximately 19.2 million local access lines in Canada on December 31,1998. This is 3.2% higher than the year-end figure for 1997.

         Between 1988 and 1997, the number of local access lines increased by about 33%. (industry Canada estimates based on information in Statistics Canada, Catalogue No. 56-001, and Statistics Canada, Catalogue No. 56-203) During this same period, however, the revenues generated in the local service segment by incumbent telecommunications carriers increased by 67% or twice the rate of access line growth. The overall growth in access lines has been driven by the residential market, which in 1997 was 12.4 million lines, almost double that of business lines. However, from 1988 to 1997, the total number of residential lines increased by 21.5% as compared to business lines which increased by 65.7%, In general, business line rates have been higher than residential line rates; growth in business lines, therefore has had a larger incremental impact in dollar terms. Additionally, growth in the use of optional services has bolstered local service revenues. (Industry Canada, The Canadian Telecommunications Service Industry: 1997-98, pg. 15)

Wireless Market

         Wireless Service Providers segment generated revenues of $3.3 billion in 1997, an increase of 14% up from $2.9 billion in 1996, This segment includes cellular/PCS licensees, Rogers Cancel, Mobility Canada, Clearnet Communications Inc., and Microcell Telecommunications Inc. This segment also includes paging companies and other radio common carriers such as mobile radio dispatch service providers.

         The cellular/PCS market has grown steadily throughout the 1990s, but the growth rate of the industry revenues has declined since 1994, likely reflective of the increased competition in the marketplace.

Competition

         The Company competes with many companies in the increasingly competitive telecommunications industry, including some of the largest corporations in the world. In Eastern Canada, Bell Telephone, once holding a monopoly position in supplying local telephone service, continues to dominate the market. The other largest competitors are Sprint, ATT, MCI
Telecommunications Inc. and Worldcom, Inc.

Corporate Development & Financing of the Company

Acquisition of APC Telecom

         On June 26, 1998, APC Telecom Inc., a federally chartered Canadian company ("APC"), was acquired by the Company in a stock-for-stock exchange (the "Exchange") pursuant to an Agreement and Plan of Reorganization dated June 12, 1998 among the Company, APC and the shareholders of APC ("Exchange Agreement"). As a result of the Exchange, APC became a wholly owned subsidiary of the Company. The Exchange Agreement contains certain provisions, discussed below, that are material to the Company's operations over the two-year period following the closing of the Exchange (the "Period").

The Company's Option to Redeem Exchange Shares

         The Company has the right during the Period to redeem all Shares issued in the Exchange at a price of $.001 per share, to Larry Hunt, Ron Crowe and Rick Quinney, the founders of APC and now officers, directors and significant shareholders of the Company (the "Executives"), if an Executive's employment with the Company or an affiliated company is terminated during the Period. Any shareholder has the right to judicially enforce this provision at the Company's expense.

No Reverse Split

         During the Period, the Company is prohibited from effecting reverse split or combination of its shares or any other action which has the effect of changing the number of outstanding shares of the Company into a smaller number of shares. Any shareholder has the right to judicially enforce this provision at the Company's expense.

Limit on Options or Warrants to be Issued

         During the first twelve months of the Period, no warrants, options or other rights to acquire Shares, or any instrument exchangeable for or convertible into Shares, may be granted to any Executive. If the Company's consolidated, aggregate revenues from all sources for the first twelve full months of the Period equal or exceed $1,500,000 Can., the Board of Directors may during the second twelve months of the Period grant to one or more of the Executives options to purchase an aggregate of not more than 500,000 Shares pursuant to the Company's 1997 Compensatory Stock Option Plan.

No Excessive Parachute Awards

         During the Period, no contract or understanding may be executed or established between the Company or any affiliated company on the one hand and any Executive on the other hand, which calls for any "Excessive Parachute Award", whether in the form of money, money equivalents, stock or other property or thing of value, to be paid to an Executive upon the firing or other voluntary or involuntary termination of the Executive's employment. An Excessive Parachute Award is one in which the cash amount or fair value of which exceeds $10,000 Can. at the time of award, excluding compensation and accrued or deferred compensation already earned and due at the time of termination.

No Excessive Compensation

         During the Period, no Executive may receive annual compensation in cash or cash equivalents or in any other form with a cash value exceeding $60,000 in amount, including salaries, bonuses, perquisites and the like, but excluding commissions on sales customary in the telecommunications industry. In the second year of the Period, annual compensation may be increased to an amount not exceeding $100,000, providing certain sales targets, as defined by Management, are met in the first year of the Period.

         The full board of directors may, by unanimous vote, increase this amount as to any Executive based upon extraordinary effort or results benefitting the Company.

Series A Voting Convertible Preferred Stock

         Pursuant to the Exchange, the Company issued an aggregate of 5,000,000 shares of its Series A, Voting Convertible Preferred Stock to the shareholders of APC. The following is a synopsis of the terms, and preferences of the Series A Voting Convertible Preferred Stock. The shares of Series A Voting Convertible Preferred Stock are transferable.

         Dividends. The holders of Series A Voting Convertible Preferred Stock are not entitled to receive any dividends thereon; provided, that if a dividend is declared on the Shares or on any series of preferred shares ranking equal or junior to the Series A Voting Convertible Preferred Stock, then the holders of the Series A Preferred Stock will be entitled to receive a proportional share of such dividend, based upon the proportion of the number of shares of Series A Voting Convertible Preferred Stock then outstanding to the total number of Shares and preferred stock entitled to participate in such dividend.

         Redemption. The Series A Voting Convertible Preferred Stock is not subject to redemption.

         Conversion Right. Generally, Series A Voting Convertible Preferred Stock may, subject to the Company's articles of incorporation and subject to adjustment as provided below, at any time after issuance, be converted at the option of the holder thereof into fully paid shares.

         Maximum Conversion Rate. Each share of Series A Voting Convertible Preferred Stock may be converted into three (3) fully paid shares subject to the following conversion conditions:

                  (i) one half (1/2) of the shares of Series A Voting Convertible Preferred Stock held may be converted when the Company has opened three (3) Gateways (defined below) that are fully functional and capable of immediately commencing commercial operations, as certified by an engineer qualified to make such certification;

                  (ii) The term "Gateway" for purposes of clause (i) immediately preceding shall mean a telephony gateway server computer that serves as a bridge between the Public Switched Telephone Network or Private Branch Exchanges, on the one hand, and the Internet on the other hand, and converts analog voice or data transmissions to digital data packets (or vice versa); provided, that five (5) of the Gateways must have capacity to handle twenty-four (24) phone lines and the Internet access to provide capacity of not less than Two Hundred Fifty Thousand (250,000) minutes of talk time per month; and one Gateway must have capacity to handle twelve (12) phone lines and the Internet access to provide capacity of not less than One Hundred Twenty-Five Thousand (125,000) minutes of talk time per month.

                  (iii) one fourth (1/4) of the Series A Voting Convertible Preferred Stock held may be converted when the Company and all subsidiaries have on a combined basis achieved an aggregate of Two Million Dollars ($2,000,000) Can. in bona fide total revenues from all sources, as reflected on unaudited interim consolidated financial statements regularly prepared for the Company and all subsidiaries;

                  (iv) one fourth (1/4) of the Series A Voting Convertible Preferred Stock held may be converted when the Company and all subsidiaries have on a combined basis achieved an aggregate of Seven Million Dollars ($7,000,000) Can. in bona fide total revenues from all sources, including the $2,000,000 Can. in bona fide total revenues required by clause (iii) immediately preceding this clause (iv), as reflected on unaudited interim consolidated financial statements regularly prepared for the Company and all subsidiaries;

                  The four conversion conditions of this Paragraph 4.1(a) need not be satisfied in any particular order, nor is the satisfaction of any conversion condition dependent upon the prior satisfaction of any other conversion condition.


Voting. Each share of Series A Voting Convertible Preferred Stock entitles the holder to cast one vote on all matters placed to a vote of shareholders.

Financing of the Company

         From July 28, 1998 through October 14, 1998 the Company sold a total of 2,000,000 Units, at a price of $0.05 per Unit, netting the Company $100,000. Each Unit consisted of (i) one share; (ii) One Class A common stock purchase warrant exercisable until April 30, 1999, to purchase one share at a price of $0.10 per Share; (iii) One Class B common stock purchase warrant exercisable until April 30, 1999, to purchase one share at a price of $.14 per Share; and
(iv) One Class C common stock purchase warrant exercisable until April 30, 1999, to purchase one share at a price of $0.20 per Share. A total of (i) 1,948,000 Class A Warrants were exercised, between December 23, 1998 and April 30, 1999, netting the Company $194,800, (ii) 1,820,000 Class B Warrants were exercised, between December 8, 1998 and April 30, 1999, netting the Company $254,800, and
(iii) 412,000 Class C Warrants were exercised, between April 10, 1999 and April 30, 1999, netting the Company $82,400. The Units were sold pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act; the shares issued pursuant to the exercise of the Class A, B, and C Warrants were also issued pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act.

         In August 1999, the Company raised a total of U.S. $501,100 in a private placement of its convertible promissory notes to 23 subscribers in Canada. Each holder of the notes is entitled to convert the note plus accrued interest with shares at the rate of U.S. $40. The notes are unsecured, bear interest at the annual rate of 8% and are due on July 31, 2000.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS FILING.

                               PLAN OF OPERATIONS
Overview

         Innofone.com, Incorporated's wholly owned subsidiary Innofone Canada Inc. was formed to initially offer traditional long distance services through its guaranteed lowest rate ("GLR(Trademark)") calling plan, and, later, offer Internet-based communications products and services worldwide. It is presently marketing its GLR(Trademark) long distance services and had approximately 5,000 subscribers at November 30, 1999. The Company has been testing two Internet gateway servers in Toronto and Montreal in connection with its plan to offer Internet-based products and services.

         To date, the Company has not generated sufficient revenues from its long distance telephone service to pay its operating expenses. Without securing additional funding, the Company will be unable to carry out any of its expansion or marketing plans, and it may be unable to continue operations.

Raising Capital

         The Company does not currently have the funds required to fund its operations over the next 12 months or undertake new projects, such as offering Internet-based communications, products and services, including the Hot Caller opportunity. Accordingly, the Company is dependent on securing additional financing, of which there can be no assurance. To undertake the HotCaller project, and other projects, as well as fund its continuing operations, Management anticipates it will need approximately $5 million over the next twelve months. There can be no assurance the Company will be successful in raising all or a portion of these funds. During January 2000 the Company plans to seek to raise $1 million through a convertible debt offering, although the specific terms of any such offering have not been finalized. Any funds received would be used to finance current operations. However, there can be no assurance the Company will be able to raise any funds, or that the Company will ever become profitable.

Results of Operations

Year Ended June 30, 1999 with comparative figures for 1998

         On June 26, 1998, the shareholders of the Company approved a share exchange takeover bid whereby, on June 26, 1998 the Company acquired all of the outstanding shares of Innofone Canada, a private Company. Under the terms of the transaction, the shareholders of Innofone Canada received 5,000,0000 common shares and 5,000,0000 Series A, voting convertible preferred shares of the Company. The result of these transactions is that the former shareholders of Innofone Canada acquired 83% of the outstanding common shares of the Company on a fully diluted basis. Since the former shareholders of Innofone Canada control the Company subsequent to these transactions, the business combination of the two companies has been accounted for as a reverse takeover of the Company by Innofone Canada. Application of reverse takeover accounting results in the consolidated financial statements of the combined entity are issued under the name of the legal parent (the Company) but are considered a continuation of the financial statements of the legal subsidiary, Innofone Canada. As Innofone Canada is deemed to be the acquirer for accounting purposes, its assets and liabilities are included in the consolidated financial statements at their historical carrying values. In addition, control of the net assets and operations is deemed to be acquired by Innofone Canada and for the purposes of this transaction, the deemed consideration is the net book value of the Company as at June 26, 1998. A result of the reverse takeover is that the continuing entity is deemed to be the acquiring company which is the legal subsidiary. Consequently, the comparative figures for the Statements of Operations and Deficit and Changes in Financial Position are from the date of the subsidiary's incorporation, being April 24, 1998 to the Company's first fiscal year ended June 30, 1998.

Revenues

To date, the Company has generated its revenue primarily from the resale of long distance voice services to residential and small and medium sized businesses. In future periods, the Company expects to continue to expand its long distance customer base while offering other bundled services including pagers, Internet calling cards, prepaid calling cards, and cellular services. The Company also anticipates generating advertising revenues from the HotCaller web site. The advertising revenues will be generated from interactive advertisements which are viewed over the Internet by a subscriber wishing to make a free long distance call. Innofone Canada will be the carrier of the long distance call which will be directed from the HotCaller web site to Innofone's gateway to local public switched network. The Company's ability to implement these plans and commence generating revenues from advertising is dependent upon its ability to raise adequate financing, of which there can be no assurance.

Operating Expenses

         The Company's operating costs consist of cost of services, selling, general and administrative costs ("SG&A"), interest and financing costs and amortization costs.

Cost of Services. Through June 30, 1999, cost of services consisted of expenditures to the underlying carriers of the long distance services that Innofone resells to its customers. The main carriers selling services to the Company through the CTRA Agreement are Sprint Canada and AT&T Canada. For future periods, cost of services will also include the cost of related bundled communications services which the Company plans to offer, subject to it securing financing.

Sales and Cost of Sales. The Company realized no revenues from its inception through the end of fiscal 1998. For the year ended June 30, 1999, revenues increased to $105,100 from the sale of traditional long-distance services and cost of sales increased to $71,273 resulting in a gross operating profit of $33,827 or 32% of sales. The Company carried out testing of its internet gateways during the period but no revenues were generated. Related costs were expensed to operations.

Selling, general and administrative expenses. Included in these expenses are management and consulting fees of $180,000 as remuneration to three senior officers, Mr. Rick Quinney, Mr. Ron Crowe and Mr. Larry Hunt. During this first year of operations, these persons have agreed to accept payments of $104,000 with the balance of $76,000 being accrued in the accounts until cash flow permits. Also included in these expenses are the following costs:

o        management and consulting fees                                 $180,000
o        personnel costs to acquire and retain customers                  83,498
o        billing costs                                                    61,391
o        professional fees                                                51,866
o        server maintenance costs                                         40,284
o        telephone switching, network and internet costs                  37,103
o        printing and video kit costs                                     37,901
o        travel and accommodation                                         30,085
o        advertising                                                      27,286
o        write off of franchise fee                                       23,729
o        rent                                                             21,767
o        compensation expense of options                                 112,470
o        other operating expenses                                        119,380
                                                                        -------
                     Total selling, general and administrative costs.   $826,760
                                                                        ========

Amortization. Amortization expenses represents the amortization of capital costs for computer equipment and software, leasehold improvements, furniture and fixtures, and telephone and technical equipment for a total of $56,076 for the fiscal year ended June 30, 1999.

Interest and financing charges. Interest on long term debt represents interest on the bank loan for a total of $15,037 for the year. The Company also incurred interest and bank charges of $8,732 for the year ended June 30,1999.

Loss on sale of investment. Effective June 17, 1999, the Company sold its investment in Canadian Telecom Resellers Alliance Inc. ("CTRA"] to Optel Communications Corp. ("Optel") and received 156,250 warrants to purchase 156,250 Class B non-voting shares in Optel. The warrants have been assigned no value and consequently, a loss of $89,118 has been recorded on the sale of the investment.

         The Company incurred losses of $961,895 for the year ended June 30, 1999 compared to a loss of $51,841 for the comparative period from the date of inception to June 30, 1998. The Company has total cumulative losses to date of $1,013,736.

Quarter Ended September 30, 1999

Revenues and cost of sales. Revenues for the first quarter ending September 30, 1999 were $119,779, approximately 13% higher than revenues for the year ended June 30, 1999. These revenues are primarily from the resale of long distance voice services to residential and small and medium sized businesses. The company does not anticipate generating advertising revenues from the sale of interactive ads through its Hotcaller program until its third or fourth quarter depending on its ability to raise adequate financing. The gross profit of $30,083 for the quarter is slightly less than the gross profit for the year ended June 30, 1999. The gross margin declined 32% in Fiscal 1998 to 25% for the quarter and is due to a change in the GLR program which offered more competitive international calling rates for subscribers.

Selling general and administrative expenses. Selling general and administrative expenses totaled $354,700 for the quarter ending September 31, 1999. The details of these expenses as compared to the year ended June 30, 1999 are summarized as follows:

                                                     Year ended        Quarter ended
                                                   June 30, 1999     September 30, 1999
                                                   -------------     ------------------
Management and consulting fees                        $180,000          $ 64,367
personnel and customer acquisition costs                83,498            79,350
billing costs                                           61,391             9,226
professional fees                                       51,866            38,364
server maintenance costs                                40,284             6,900
phone switching, network and internet costs             37,103             7,060
printing and video kit costs                            37,901            16,098
travel and accommodation                                30,085             5,890
advertising                                             27,286            31,615
write-off of franchise fee                              23,729               --
rent                                                    21,767             7,799
compensation expense of options                        112,470            70,950
other operating expenses                               119,380            17,081
                                                     ---------         ---------
Total selling general and administrative costs        $826,760          $354,700
                                                     ==========        =========

Management and consulting fees include the management fees paid to a marketing consultant as well as payment to the three principal officers of the company. Personnel and customer acquisition costs are higher relative to last year, primarily as a result of the increased sales activity of Adcom Solutions Canada Inc. ("Adcom"), the direct sales team and the related costs of acquiring new customers. Professional fees reflect additional costs accrued for the expenses of the SEC filing. Advertising costs in the first quarter are primarily public relation costs which were considerably less in the last fiscal year. The compensation expense of options relates to the fair value attributed to options which were given to senior management of Adcom Solutions Canada Inc., when the sales agreement was signed with the Company.

Amortization. Amortization expense of $17,818 includes depreciation and amortization of capital assets and is slightly higher relative to last years expense due to the additional computer equipment acquired during the quarter.

The Company incurred losses of $347,334 during the quarter for cumulative losses to date of $1,361,070.

Liquidity and Capital Resources

         Since its inception the Company has financed its operations through the proceeds from the sale and issuance of equity securities, loans from stockholders and from bank financing. The Company borrowed approximately $170,000 from a bank in Canada for the acquisition of its initial five Internet telephony gateways. The Company raised $632,000 in 1999 from the sale of common stock and the subsequent exercise of common stock purchase warrants. As at June 30, 1999, the Company had borrowed $312,000 from investors and certain stockholders. The company raised a further $501,000 in 1999 from a convertible debt offering. Funds from these sources have been used for working capital to fund the testing of the internet telephony gateways, its GLR(Trademark) long distance telephone services, and for general corporate purposes.

         The timing and amount of the Company's capital requirements will depend on a number of factors, including the number of new customers that are signed, the demand for the Company's products and services, and the number of gateways that are added to its network. The Company believes it needs approximately $5,000,000 over the next twelve months to upgrade its gateway technology, to expand its customer base, to add the new prepaid calling card program, and to cover its operating deficit. The Company has no commitment for such financing and there can be no assurance that it will be able to raise that amount or any part of it during that time period, or at all.


                             DESCRIPTION OF PROPERTY

         The Company leases its headquarters, executive offices and customer service center in facilities consisting of approximately 3,950 square feet building, located at 241 Applewood Crescent, Vaughan, Ontario, Canada. Approximately 1,000 square feet of the premises are not being used, and are available for future expansion. The lease commenced in July 1998, and expires in July 2003, unless the Company exercises an option to extend the lease for an additional five years. Average monthly rental and associated expenses are $3,000 Can. Management believes that its existing facilities are adequate for the Company's current and future needs.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation for all periods indicated in respect of the individual who was, as of June 30, 1999, the chief executive officer of the Company. No persons received in excess of $100,000 for the year ended June 30, 1999.

Summary Compensation Table

                                Annual Compensation                            Long-Term Compensation
                                -------------------                            ----------------------
                                                                       Awards                     Payouts
                                                                       ------                     -------
                                                                                     Restricted
                                                                                     Shares or
                                                                     Securities      Restricted                  All other
                                                     Other Annual       Under          Share          LTIP        Compen-
     Name and                   Salary     Bonus     Compensation      Options         Units         Payouts      sation
Principal Position    Year        ($)       ($)          ($)             (#)            ($)            ($)          ($)
------------------    ----        ---       ---          ---             ---            ---            ---          ---
Ronald Crowe          1999      $60,000      0            0            250,000
CEO                             Can.

         Mr. Crowe, CEO of the Company, Mr. Larry Hunt, Chief Operating Officer, and Mr. Rick Quinney, Chief Financial Officer, each are employed at annual salaries of $90,000 Can. Effective July 1, 1999 Messrs. Crowe and Hunt, are each receiving $7,000 Can. per month, and Mr. Quinney is receiving $6,000 Can. per month, with the balance accruing until such time as the Company becomes profitable and the Company's cash flow is sufficient. The determination of when the Company is adequately profitable and cash flow is sufficient to pay the accrued salaries will be made by Management.

Option/SAR Grants in Last Fiscal Year

                         OPTIONS TO PURCHASE SECURITIES

--------------------------------------------------------------------------------
                    NUMBER OF        % OF TOTAL
                    SECURITIES      OPTIONS/SARS
                    UNDERLYING       GRANTED TO      EXERCISE OR
                   OPTIONS/SARS     EMPLOYEES IN      BASE PRICE     EXPIRATION
      NAME         GRANTED (#)      FISCAL YEAR         ($/SH)          DATE
--------------------------------------------------------------------------------
Ronald Crowe          250,000         30%                1.00      June 30, 2001
--------------------------------------------------------------------------------
Larry Hunt            250,000         30%                1.00      June 30, 2001
--------------------------------------------------------------------------------
Richard Quinney       250,000         30%                1.00      June 30, 2001
--------------------------------------------------------------------------------

         Subsequent to year end, the Company has granted options to purchase 1,950,000 shares, none of which have been granted to officers and directors at prices ranging from $.001 per share to $0.40 per share.

                                                  NUMBER OF
                                                 SECURITIES         VALUE OF
                                                 UNDERLYING      UNEXERCISED IN-
                                                 UNEXERCISED        THE-MONEY
                                               OPTIONS/SARS AT   OPTIONS/SARS AT
                                      VALUE      FY-END (#)        FY-END ($)
                  SHARES ACQUIRED   REALIZED    EXERCISABLE/      EXERCISABLE/
     NAME         ON EXERCISE (#)      ($)      UNEXERCISABLE     UNEXERCISABLE
     ----         ---------------      ---      -------------     -------------

 Ronald Crowe                                     250,000/0          $92,500
  Larry Hunt                                      250,000/0          $92,500
Richard Quinney                                   250,000/0          $92,500

         No executive officer exercised any options during the fiscal year ended June 30, 1999.

Employee Stock Compensation Plan

         The Company has adopted the 1997 Employee Stock Compensation Plan for employees, officers, directors of the Company and advisors to the Company (the "ESC Plan"). The Company has reserved a maximum of 1,000,000 shares to be issued upon the grant of awards under the ESC Plan. Employees will receive taxable income upon the grant of Common Stock equal to the fair market value of the Common Stock on the date of the grant and the Company will recognize a compensating deduction at such time. The ESC Plan will be administered by the Board of Directors. No common shares have been awarded under the ESC Plan.

Compensatory Stock Option Plan

         The Company has adopted the Compensatory Stock Option Plan for officers, employees, directors and advisors (the "CSO Plan"). The Company has reserved a maximum of 1,500,000 shares to be issued upon the exercise of options granted under the CSO Plan. Options will be granted under the CSO Plan at exercise prices to be determined by the Board of Directors or other CSO Plan administrator. With respect to options granted pursuant to the CSO Plan, optionees will not recognize taxable income upon the grant of options granted at or in excess of fair market value. The Company will be entitled to a compensating deduction (which it must expense) in an amount equal to any taxable income realized by an optionee as a result of exercising the option. The CSO Plan will be administered by the Board of Directors or a committee of directors. Options totalling 1,480,000 shares have been granted under the CSO Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None.


                      MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

         The Company's shares traded on National Association of Securities Dealers Over the Counter Bulletin Board ("OTC Bulletin Board") from October 1998 to September 1, 1999. The price range of trading in the shares, on a quarterly basis, during that period was as follows:


                               OTC BULLETIN BOARD

                                        1998
                                        ----
                                 High            Low
                                 ----            ---

4th Quarter                       .85             .54


                                        1999
                                        ----
                                 High            Low
                                 ----            ---

1st Quarter                       .90           .3125

2nd Quarter                       .75            .125

3rd Quarter                      1.40             .35
                                                (through
                                                 August
                                                31, 1999)

         Note: OTC Bulletin Board Quotations - The OTC Bulletin Board quotations represent inter-dealer prices, without mark-ups, commissions, etc., and they may not necessarily be indicative of actual sales prices.

         On September 1, 1999 the Company's shares were delisted from the OTC Bulletin Board for failure to become a reporting issuer with the SEC by such date. Since that date, the Company's shares have traded on the over-the-counter market in the United States. The price range of trading in the shares, on a monthly basis, since that time, is as follows:


  1999                            High - Low
  ----                            ----------

September                         1.10 - .375

October                           1.00 - .45

November                           .75 - .25

         The closing price of the Shares on the over-the-counter market on December 21, 1999 was $.45.

         At December 21, 1999, the Company had 62 shareholders of record.


                              DIVIDEND INFORMATION

         The Company has not paid any cash dividends to date, and no cash dividends will be declared or paid on the Shares in the foreseeable future. Payment of dividends is solely at the discretion of the Company's board of directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

         None.

                            SECURITIES BEING OFFERED

         Our shares are the only securities being offered pursuant to this prospectus.

         Each share is identical in all respects and entitles the holder thereof to the same rights and privileges enjoyed by other holders of shares and subjects them to the same qualifications, limitations and restrictions to which all such other holders are subject.

         Holders of our shares are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of the shares do not have cumulative voting rights. Accordingly, subject to the voting rights that holders of preferred stock may then possess, holders of a plurality of the shares present at a meeting at which a quorum is present are able to elect all of the directors eligible for election in a given year. The holders of a majority of the voting power of the issued and outstanding capital stock constitutes a quorum.

         The holders of shares are entitled to dividends when declared by our board of directors from legally available funds. The holders of shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

         None of our shares:

         o   have preemptive voting rights;

         o   are redeemable;

         o   are liable for assessments or further calls;

         o   have conversion rights; or

         o   have sinking fund provisions.

         All of the shares being offered hereby are being offered for sale from time to time by certain of our stockholders as indicated on the Selling Stockholder chart beginning on page ___, or any supplement thereto.

Transfer Agent and Registrar

         Our transfer agent and registrar is Interwest Transfer Company Inc., located at 1981 East 4800 South Street, Suite 100, Salt Lake City, Utah. Its telephone number is (801) 272-9294.


                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for us by Berns & Berns, One Rockefeller Plaza, Suite 210, New York, New York 10020.


                                     EXPERTS

         Our financial statements at June 30, 1999, appearing in this prospectus and the registration statement, have been audited by KPMG, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         This prospectus is part of a registration statement on Form SB-2 under the Securities Act that we filed with the Securities and Exchange Commission with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedule filed with it. For further information about us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits and schedule filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits and schedule filed therewith may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about its public reference room. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Commission. The address of the site is http://www.sec.gov. Our registration statement and the exhibits and schedules we filed electronically with the Commission are available on this site.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                               ----
Financial Statements for the Year ended June 30, 1999 and for the period from
April 24, 1998 to June 30, 1998.................................................................................F-3

Independent Auditors' Report....................................................................................F-4

Consolidated Balance............................................................................................F-5

Consolidated Statements of Operations...........................................................................F-6

Consolidated Statements Shareholders' Deficiency................................................................F-7

Consolidated Statements of Cash Flows...........................................................................F-8

Notes to Consolidated Financial Statements......................................................................F-9

Unaudited Financial Statements at September 30, 1999 With Comparative Figures
for the Year ended June 30, 1999:...............................................................................F-26

Consolidated Balance Sheet......................................................................................F-27

Consolidated Statements of Operations...........................................................................F-28

Consolidated Statements Shareholders' Deficiency................................................................F-29

Consolidated Statements of Changes in Financial Position........................................................F-30

Notes to Consolidated Financial Statements......................................................................F-31

                       Consolidated Financial Statements
                       (Stated in United States dollars)

                      INNOFONE.COM,
                      INCORPORATED
                      (FORMERLY APC TELECOMMUNICATIONS, INC.)

                      A Development Stage Company

                      Year ended June 30, 1999 and the period
                      from April 24, 1998 to June 30, 1998

[KPMG LOGO OMITTED]


AUDITORS' REPORT TO THE SHAREHOLDERS


We have audited the consolidated balance sheets of Innofone.com, Incorporated (formerly APC Telecommunications, Inc.) as at June 30, 1999 and 1998 and the consolidated statements of operations, shareholders' deficiency and cash flows for the year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 1999 and 1998 and the results of its operations and its cash flows for the year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998 in accordance with United States generally accepted accounting principles.






/s/ KPMG LLP


Chartered Accountants

Toronto, Canada
September 3, 1999, except as to note 19(b) which is as of October 5, 1999




COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING
DIFFERENCE


In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1(b) to the financial statements. Our report to the shareholders dated September 3, 1999, except as to note 19(b) which is as of October 5, 1999, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.







/s/ KPMG LLP

Chartered Accountants

Toronto, Canada
September 3, 1999, except as to note 19(b) which is as of October 5, 1999


[GRAPHIC OMITTED]

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Balance Sheets
(Stated in United States dollars)

June 30, 1999 and 1998

--------------------------------------------------------------------------------
                                                              1999           1998
---------------------------------------------------------------------------------

Assets

Current assets:
    Cash and cash equivalents                          $      --      $   310,285
    Term deposit                                           102,477           --
    Accounts receivable, net of allowance for
     doubtful accounts of nil (1998 - nil)                  73,167         16,232
    Prepaid expenses and deposits                           18,792         50,738
    -----------------------------------------------------------------------------
                                                           194,436        377,255

Fixed assets (note 3)                                      286,370        181,722
Franchise fee (note 4)                                        --           23,729
---------------------------------------------------------------------------------
                                                       $   480,806    $   582,706
---------------------------------------------------------------------------------

Liabilities and Shareholders' Deficiency

Current liabilities:
    Bank indebtedness                                  $    28,816    $      --
    Accounts payable and accrued liabilities               253,725        213,407
    Advances from ultimate shareholders (note 5)            67,000           --
    Current portion of long-term debt (note 6)              41,012         42,968
    Obligation under capital lease                           3,695           --
    -----------------------------------------------------------------------------
                                                           394,248        256,375

Advances from ultimate shareholders (note 5)               245,405        229,388
Long-term debt (note 6)                                     89,176        127,541

Shareholders' deficiency:
    Share capital (note 8)                                 765,308         20,838
    Deficit accumulated during the development stage    (1,013,736)       (51,841)
    Accumulated other comprehensive income                     405            405
    -----------------------------------------------------------------------------
                                                          (248,023)       (30,598)

Commitment (note 10)
Contingency (note 18)
Subsequent events (note 19)
---------------------------------------------------------------------------------
                                                       $   480,806    $   582,706
---------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Statements of Operations
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

----------------------------------------------------------------------------------------------
                                                                              Cumulative total
                                                       1999            1998    since inception
----------------------------------------------------------------------------------------------
Sales                                          $    105,100    $        -        $    105,100

Cost of sales                                        71,273             -              71,273
----------------------------------------------------------------------------------------------

Gross profit                                         33,827             -              33,827

Selling, general and administrative expenses        826,760          51,809           878,569
Loss on sale of investment (note 7)                  89,118             -              89,118
Amortization                                         56,075             -              56,075
Interest on long-term debt                           15,037             -              15,037
Interest and bank charges                             8,732              32             8,764
----------------------------------------------------------------------------------------------
                                                    995,722          51,841         1,047,563

----------------------------------------------------------------------------------------------
Net loss                                       $   (961,895)   $    (51,841)     $ (1,013,736)
----------------------------------------------------------------------------------------------

Basic net loss per common share (note 12)      $      (0.11)   $      (0.01)
----------------------------------------------------------------------------------------------

Weighted average number of common
  shares outstanding                              9,197,500      10,074,600
----------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATION, INC.)

Consolidated Statements of Shareholders' Deficiency
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Deficit
                                                                                     Common   accumulated     Accumulated
                                                                      Additional      share        during           other
                                                  Common  Preferred      paid-in   purchase   development   comprehensive
                                                  shares     shares      capital   warrants         stage          income      Total
------------------------------------------------------------------------------------------------------------------------------------
   Shares issued in connection with:
       Issuance of common shares for cash        $   -       $   -       $   563     $    -     $         -      $    -   $     563
       Issuance of shares for reverse takeover
         transaction (note 1)                    6,000       5,000           437      9,838               -           -      20,275
       -----------------------------------------------------------------------------------------------------------------------------
                                                 6,000       5,000         1,000      9,838               -           -      20,838

   Net loss                                          -           -             -          -         (51,841)          -     (51,841)
   Other comprehensive income, net of tax:
       Foreign currency translation adjustment       -           -             -          -               -         405         405
------------------------------------------------------------------------------------------------------------------------------------

   Total comprehensive loss                          -           -             -          -         (51,841)        405     (51,436)
------------------------------------------------------------------------------------------------------------------------------------

   Balance, June 30, 1998                        5,000       5,000         1,000      9,838         (51,841)        405     (30,598)

   Shares issued in connection with:
       Issuance of common shares for cash        2,000           -        98,000          -               -           -     100,000
       Exercise of warrants for
         common shares                           4,130           -       527,870     (9,838)              -           -     522,162
       Exercise of common share purchase
         warrants for common shares              1,000           -         8,838          -               -           -       9,838
       -----------------------------------------------------------------------------------------------------------------------------
                                                 7,130           -       634,708     (9,838)              -           -     632,000

Stock Options                                        -           -       112,470         -                -           -     112,470
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                             -           -             -          -        (961,895)          -    (961,895)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999                         $12,130      $5,000      $748,178     $    -     $(1,013,736)     $  405   $(248,023)
------------------------------------------------------------------------------------------------------------------------------------



See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Statements of Cash Flows
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998


-----------------------------------------------------------------------------------------------------
                                                                                    Cumulative total
                                                           1999           1998       since inception
-----------------------------------------------------------------------------------------------------
Cash flows provided by (used in):

Operations:
    Net loss                                        $  (961,895)   $   (51,841)         $(1,013,736)
    Items not involving cash:
        Amortization                                     56,075            -                 56,075
        Write off of franchise fee                       23,729            -                 23,729
        Loss on disposal of fixed asset                  17,071            -                 17,071
        Loss on sale of investment                       89,118            -                 89,118
        Compensation expense on stock options           112,470            -                112,470
    Change in non-cash operating working capital:
        Accounts receivable                             (56,900)       (16,232)             (73,132)
        Prepaid expenses and deposits                    32,049        (30,463)               1,586
        Accounts payable and accrued liabilities         39,800        213,407              253,207
    -------------------------------------------------------------------------------------------------
                                                       (648,483)       114,871             (533,612)

Financing:
    Increase in bank indebtedness                        28,816            -                 28,816
    Advances from ultimate shareholders                  83,017        229,388              312,405
    Proceeds on long-term debt                              -          170,509              170,509
    Principal payments on long-term debt                (40,321)           -                (40,321)
    Principal payments on obligation
       under capital lease                               (1,105)           -                 (1,105)
    Issuance of share capital                           632,000            563              632,563
    -------------------------------------------------------------------------------------------------
                                                        702,407        400,460            1,102,867

Investments:
    Proceeds from disposal of fixed asset               106,330            -                106,330
    Additions to fixed assets                          (285,963)      (181,722)            (467,685)
    Purchase of term deposit                           (102,477)           -               (102,477)
    Payment of franchise fee                                -          (23,729)             (23,729)
    Investment in CTRA                                  (89,118)           -                (89,118)
    Proceeds on sale of investment in CTRA               40,000            -                 40,000
    Payment of note payable to CTRA                     (40,000)           -                (40,000)
    -------------------------------------------------------------------------------------------------
                                                       (371,228)      (205,451)            (576,679)

Effect of exchange rate changes on cash                   7,019            405                7,424
-----------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents       (310,285)       310,285                  -

Cash and cash equivalents, beginning of period          310,285            -                    -

-----------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period               $    -      $   310,285             $    -
-----------------------------------------------------------------------------------------------------

Cash interest and income taxes paid for the year ended June 30, 1999 was $20,458 (1998 - $32) and $nil (1998 - $nil), respectively.

See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

Innofone.com, Incorporated (the "Company") is incorporated under the laws of the State of Nevada. On March 30, 1999, the Company changed its name from APC Telecommunications, Inc. to Innofone.com, Incorporated. The Company commenced commercial operations in fiscal 1999, however, they are still considered to be in the development stage due to the fact that there has been no significant revenue derived from the operations. The Company, through its legal subsidiary that operates in Canada, is engaged in the business of long distance telephone and internet telephony. All of the Company's sales are to Canadian customers in the residential and business sectors. The Company is not dependent on a single customer. However, the Company uses only a few carriers of long distance services that they are dependent on for the usage of their telephone lines.


1. Basis of presentation:

   (a) Business combination of the Company and Innofone Canada Inc. ("Innofone Canada") (formerly APC Telecom Inc.):

       On June 26, 1998, the shareholders of the Company approved a share exchange takeover bid whereby, on June 26, 1998, the Company acquired all of the outstanding shares of Innofone Canada, a private company. Under the terms of the transaction, the shareholders of Innofone Canada received 5,000,000 common shares and 5,000,000 Series A, voting convertible preferred shares of the Company. The result of this transaction is that the former shareholders of Innofone Canada acquired 83% of the outstanding common shares of the Company on a fully diluted basis.

       Accounting for the business combination:

       As former shareholders of Innofone Canada hold 83% of the outstanding shares of the Company subsequent to these transactions, the business combination of the two companies has been accounted for as a reverse takeover of the Company by Innofone Canada.

       Application of reverse takeover accounting results in the following:

       (i) The consolidated financial statements of the combined entity are issued under the name of the legal parent (the Company) but are considered a continuation of the financial statements of the legal subsidiary (Innofone Canada);

      (ii) As Innofone Canada is deemed to be the acquirer for accounting purposes, its assets and liabilities are included in the consolidated financial statements at their historical carrying values;

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

1. Basis of presentation (continued):

       (iii) Control of the net assets and operations of the Company is deemed to be acquired by Innofone Canada. For purposes of this transaction, the deemed consideration is considered to be equivalent to the net book value of the Company as at June 26, 1998.

       -------------------------------------------------------------------------
       Deemed consideration                       $ 20,275
       Assigned value of net assets:
       Prepaid expenses and deposits              $ 20,275
       -------------------------------------------------------------------------

   (b) Future operations:

       These financial statements have been prepared on the going concern basis, which assumes the realizations of assets and settlement of liabilities in the normal course of operations, notwithstanding the significant operating losses since incorporation, negative working capital and deficiency in shareholders' equity at June 30, 1999 and the Company's shares being delisted from the National Association of Securities Dealers ("NASD") over-the-counter Bulletin Board (note 19(c)). Continued operations depend upon the Company's ability to attain profitable operations and obtain sufficient cash from external financing to meet the Company's liabilities as they become payable. Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable.

2. Significant accounting policies:

       These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States, the more significant of which are outlined below.

   (a) Basis of presentation:

       The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Innofone Canada. All significant intercompany transactions and balances have been eliminated on consolidation.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998

--------------------------------------------------------------------------------

2. Significant accounting policies (continued):

   (b) Cash equivalents:

       Cash equivalents are nil as at June 30, 1999 and 1998. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

   (c) Fixed assets:

       Fixed assets are recorded at cost and are amortized over the estimated useful life of the asset using the following methods and annual rates:


--------------------------------------------------------------------------------------------------------------
       Asset                                    Basis                               Rate
--------------------------------------------------------------------------------------------------------------

       Computer servers and software            Declining balance                   30%
       Furniture and fixtures                   Declining balance                   20%
       Leasehold improvements                   Straight line                       Over the lease term
       Telephone                                Declining balance                   30%
       Technical equipment                      Declining balance                   30%

-------------------------------------------------------------------------------------------------------------

   (d) Use of estimates:

       The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.


   (e) Income taxes:


       Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------

2.       Significant accounting policies (continued):

         (f)      Foreign currency translation:

                  For the year ended June 30, 1999, the Canadian dollar is the functional currency, being the currency in which the Company carries out most of its operations. The statement of operations is translated into United States dollars using the average exchange rates for the year. The balance sheet is translated into United States dollars using the year-end exchange rate for monetary items and at the rates of exchange on the date of transaction for non-monetary items. The translation gains or losses are included in the statement of operations.

                  For the period from April 24, 1998 to June 30, 1998, the United States dollar is both the reporting and functional currency. Accordingly, the translation gains or losses is deferred and continues to be deferred as a separate component of the statements of shareholders' deficiency as accumulated other comprehensive income.

         (g)      Comprehensive income:

                  On July 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net loss and foreign currency translation adjustments and is presented in the consolidated statements of shareholders' deficiency and comprehensive income. The statement requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations. Prior year financial statements conform to the requirements of SFAS No. 130.

         (h)      Stock option plan:

                  The Company applies the fair value based method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation in accounting for its stock option plan. As such, compensation expense is recorded on the date of grant based on the value of the award and is recognized over the service period.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------


2.       Significant accounting policies (continued):

         (i) Impairment of long-lived assets and long-lived assets to be disposed of:

                  The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

3.       Fixed assets:

--------------------------------------------------------------------------------
                                                                            1999
--------------------------------------------------------------------------------
                                                      Accumulated       Net book
                                            Cost     amortization          value
--------------------------------------------------------------------------------

     Computer servers and software    $  267,378      $       263   $    267,115
     Furniture and fixtures               13,526            1,087         12,439
     Leasehold improvements                5,456            1,059          4,397
     Telephone                             1,654              248          1,406
     Technical equipment                   1,192              179          1,013

--------------------------------------------------------------------------------
                                      $  289,206      $     2,836   $    286,370
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                                            1998
--------------------------------------------------------------------------------
                                                      Accumulated       Net book
                                            Cost     amortization          value
--------------------------------------------------------------------------------

     Computer servers and software    $  176,266      $        --   $    176,266
     Leasehold improvements                5,456               --          5,456

--------------------------------------------------------------------------------
                                      $  181,722      $        --   $    181,722
--------------------------------------------------------------------------------

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------


4.       Franchise fee:

         On April 26, 1998, the Company signed a franchise agreement with Access Power Inc. giving it exclusive rights to develop internet telephony throughout Canada using the innovative technologies trademarked by Access Power Inc. for a period of thirty years. On December 11, 1998, this agreement was voluntarily terminated resulting in full mutual releases for both parties to the agreement. Accordingly, the capitalized franchise fee has been charged to current operations and is included in selling, general and administrative expenses.

5.       Advances from ultimate shareholders:

         Advances from ultimate shareholders, classified as long term, are unsecured, non-interest bearing providing the Company is not in default of any payments required to be made starting July 1, 2003, and are repayable in equal monthly installments beginning July 1, 2003 to 2018. The current advances from ultimate shareholders are due on demand.

6.       Long-term debt:

--------------------------------------------------------------------------------
                                                            1999         1998
--------------------------------------------------------------------------------

         Bank loan bearing interest at the bank's prime
           rate plus 3%, repayable in monthly principal
           payments of $4,774 from October 1998 to
           April 1999 and $3,418 commencing in May
           1999, interest repayable monthly effective
           upon inception of the loan                     $130,188      $170,509

         Less current portion                               41,012        42,968

--------------------------------------------------------------------------------
                                                          $ 89,176      $127,541
--------------------------------------------------------------------------------

         The loan is secured by a first charge against the assets of the Company. Certain shareholders have signed personal guarantees totalling $42,500 to secure the loan.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------

6.       Long-term debt (continued):

         Principal repayments are as follows:

--------------------------------------------------------------------------------
         2000                                                 $   41,012
         2001                                                     41,012
         2002                                                     41,012
         2003                                                      7,152
--------------------------------------------------------------------------------
                                                              $  130,188
--------------------------------------------------------------------------------

7.       Loss on sale of investment:

         During fiscal 1999, the Company purchased a 12.5% investment in Canadian Telecom Resellers Alliance Inc. ("CTRA"), a corporation incorporated under the laws of the Province of Ontario for consideration consisting of cash of $89,118 and a note payable to CTRA for $40,000.

         Effective June 17, 1999, the Company sold its investment in CTRA to Optel Communications Corp. ("Optel") an arm's length Canadian controlled private corporation and received $40,000 in cash to repay the note payable to CTRA and 156,250 warrants to purchase 156,250 Class B non-voting shares in Optel. The warrants have been assigned a value of nil. Accordingly, a loss of $89,118 has been recorded on the sale of the investment. The warrants are exercisable in four six month intervals commencing June 17, 1999 at a price of Cdn. $2.00 per warrant and expire on June 17, 2004. The Company is also entitled to exercise up to 93,750 additional warrants at a price of Cdn. $2.00 per warrant at any time after November 30, 2000 if CTRA meets certain business targets during the period from June 17, 1999 until November 30, 2000. The additional warrants expire on June 17, 2004. As of June 30, 1999, no warrants have been exercised.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------

8.       Share capital:

         As described in note 1(a), Innofone Canada is deemed, for accounting purposes, to have acquired the Company effective June 26, 1998.

         As at June 26, 1998, the authorized share capital of Innofone Canada consisted of an unlimited number of common shares. The change in share capital of Innofone Canada for the period from April 24, 1998 (date of incorporation) to June 26, 1998, the effective date of the business combination with the Company was as follows:

--------------------------------------------------------------------------------
         Issued for cash                                                   $ 563
--------------------------------------------------------------------------------

         Share capital of Innofone Canada, June 26, 1998                   $ 563
--------------------------------------------------------------------------------

         Additional paid-in capital was received in the amount of $437 cash. The total of $563 and $437 represents total additional paid-in capital for 1,000,000 common shares at June 30, 1998. The 5,000,000 preferred and 5,000,000 common shares issued to effect the business combination on June 26, 1998 were assigned a value of $5,000 each based on their par value.

         The ascribed share capital of the Company, the continuing consolidated entity, as at June 30, 1999 for accounting purposes, is computed as follows:

--------------------------------------------------------------------------------

          Existing share capital of Innofone Canada, June 26, 1998     $    563
          Ascribed value of the shares of the Company as a result
            of business combination                                      10,000
          Common share purchase warrants                                  9,838
          Additional paid-in-capital                                        437
--------------------------------------------------------------------------------

          Share capital of the Company, June 30, 1998                    20,838

          Proceeds from sale of units                                     2,000
          Warrants exercised                                              5,130
          Common share purchase warrants exercised                       (9,838)
          Additional paid-in-capital                                    747,178
--------------------------------------------------------------------------------
          Share capital of the Company, June 30, 1999                  $765,308
--------------------------------------------------------------------------------

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------

8.       Share capital (continued):

         As a result of the business combination, Innofone Canada became a wholly-owned subsidiary of the Company. For accounting purposes, at June 26, 1998, the outstanding shares of the Company, the continuing consolidated entity, consisted of the number of the Company shares issued to date with an ascribed value equal to the share capital of the continuing consolidated entity as computed above. The number of outstanding common shares of the Company as at June 30, 1999 is computed as follows:

-----------------------------------------------------------------------------------------
                                                                                  Common
                                                                                   share
                                                        Common    Preferred     purchase
                                                        shares       shares     warrants
-----------------------------------------------------------------------------------------
         Existing outstanding shares and
           warrants as at June 26, 1998              1,000,000           --    1,000,000

         Shares issued to effect the business
           combination with Innofone Canada          5,000,000    5,000,000           --
-----------------------------------------------------------------------------------------

         Outstanding shares and warrants
           as at June 30, 1998                       6,000,000    5,000,000    1,000,000

         Common share purchase warrants exercised    1,000,000           --   (1,000,000)

         Sale of units                               2,000,000           --    6,000,000

         Warrants exercised                          4,130,000           --   (4,130,000)

         Warrants expired                                   --           --   (1,870,000)

-----------------------------------------------------------------------------------------
         Outstanding shares and warrants
           as at June 30, 1999                      13,130,000    5,000,000           --
-----------------------------------------------------------------------------------------


         The Company's authorized share capital consists of 100,000,000 common shares and 25,000,000 preferred shares each with a par value of $0.001 per share. The preferred shares are voting, convertible to common shares on a 3 for 1 basis at the option of the holder based on certain business targets being met and participate equally as to dividends with each common share.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------

8.       Share capital (continued):

         On June 15, 1998, the Company issued 1,000,000 common share purchase warrants to a shareholder of the Company as consideration for services provided, related to the reverse take-over transaction (note 1). A value of $9,838 was assigned to the common share purchase warrants. Each common share purchase warrant was exercisable until June 30, 1999 to acquire one common share at $0.02 per share. On January 5, 1999, the common share purchase warrants were exercised. Upon exercise of the 1,000,000 common share purchase warrants, 1,000,000 common shares were issued at $0.02 per share. The payment for these shares was offset by a $20,000 payable for services provided to the Company and the $9,838 value assigned to common share purchase warrants was reallocated $1,000 to common shares based on their par value and $8,838 as additional paid-in capital.

         On July 7, 1998, the Company made an offering of 2,000,000 units, under rule 504 of Regulation D of the Securities Act of 1933, at a price of $0.05 per unit. Each unit consisted of one common share, $0.001 par value per share and three common share purchase warrants exercisable at $0.10, $0.14 and $0.20 respectively, each of which was exercisable until April 30, 1999. Cash in the amount of $100,000 was received on the sale of the units and $2,000 was allocated to common shares based on their par value and $98,000 to additional paid-in capital. As at April 30, 1999, 4,130,000 share purchase warrants were exercised for $532,000. This cash was allocated $4,130 to common shares based on their par value and $527,870 to additional paid-in capital. The remaining share purchase warrants expired.

9.       Stock option plan:

         In 1997, the Company adopted a Compensatory Stock Option Plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to employees, consultants, advisors or directors of the Company. The Plan authorizes grants of options to purchase up to 1,500,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to or greater than 85% of the stock's fair market value at the date of grant and the vesting period is limited to no more than 10 years.

         On August 11, 1998 and June 30, 1999, the Company granted 630,000 and 750,000 stock options respectively to consultants, a director and employees of the Company pursuant to the Company's compensatory stock option plan for the purchase of common shares ranging from $0.10 to $1.00 per share, expiring from August 10, 2000 to June 30, 2001 and vesting either on the date of grant or 6 months after date of grant. As of June 30, 1999, no stock options were exercised.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------


9.       Stock option plan (continued):

       The following table summarizes the activity for the Plan:

       -------------------------------------------------------------------------
                                                     Number of  Weighted-average
                                                       options    exercise price
       -------------------------------------------------------------------------

         Balance at April 24, 1998 and June 30, 1998        --               N/A
         Granted                                     1,380,000   $          0.64
         Exercised                                          --               N/A
         Forfeited                                          --               N/A
         Expired                                            --               N/A
         Balance at June 30, 1999                    1,380,000   $          0.64
         Options exerciseable at June 30, 1999       1,380,000   $          0.64
       -------------------------------------------------------------------------

       The weighted average grant date fair value of options granted during the year is summarized in the following table:


       ---------------------------------------------------------------------------------------------------
                                                                                          Weighted-average
                                                                  Weighted-average              grant date
                                                                    exercise price   fair value of options
       ---------------------------------------------------------------------------------------------------

       Options whose exercise price is at fair market value                $  0.10          $       11,000
       Options whose exercise price is greater than market value              0.73                 101,470

       ---------------------------------------------------------------------------------------------------
       Total weighted-average grant date fair value of options                              $      112,470
       ---------------------------------------------------------------------------------------------------


         The weighted average remaining contractual life for all outstanding options is 1.5 years.

         The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for 1999: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of approximately 5% and expected life of 2 years. Compensation costs recorded under the 1997 Compensatory Stock Option Plan in 1999 aggregated $112,470. The full amount was assigned as additional paid-in capital.

         In 1997, the Company also adopted an Employee Stock Option plan pursuant to which the Company's Board of Directors may grant stock options to employees of the Company. The plan authorizes grants of options to purchase up to 1,000,000 shares of authorized but unissued common stock. No stock options have been granted to employees under this plan as of June 30, 1999.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------


10.      Commitment:

         The Company has entered into an operating lease agreement for its premises for a five-year term expiring in June 2003. The Company has the option to renew the lease for a further five-year period at then market rates. The annual lease payments for the next four years are as follows:

         -----------------------------------------------------------------------

         2000                                                       $     15,000
         2001                                                             16,000
         2002                                                             16,000
         2003                                                             17,000

         -----------------------------------------------------------------------
                                                                    $     64,000
         -----------------------------------------------------------------------


11. Fair value of financial assets and financial liabilities:

       The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at June 30, 1999 and 1998. The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. These estimates, although based on the relevant market information about the financial instrument, are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


         -----------------------------------------------------------------------
                                                           1999             1999
         -----------------------------------------------------------------------
                                                       Carrying             Fair
                                                         amount            value
         -----------------------------------------------------------------------

         Financial assets:
           Cash and cash equivalents                  $      --        $      --
           Accounts receivable                           73,167           73,167
           Deposits                                       5,105            5,105
         Financial liabilities:
           Accounts payable and accrued liabilities     253,725          253,725
           Long-term debt                               130,188          130,188
           Obligation under capital lease                 3,695            3,695
           Advances from ultimate shareholders          312,405          312,405
         -----------------------------------------------------------------------

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------


11.      Fair value of financial assets and financial liabilities (continued):


         -----------------------------------------------------------------------
                                                           1998             1998
         -----------------------------------------------------------------------
                                                       Carrying             Fair
                                                         amount            value
         -----------------------------------------------------------------------

         Financial assets:
           Cash and cash equivalents                   $  310,285     $  310,285
           Accounts receivable                             16,232         16,232
           Deposits                                         5,137          5,137
         Financial liabilities:
           Accounts payable and accrued liabilities       213,407        213,407
           Long-term debt                                 170,509        170,509
           Advances from ultimate shareholders            229,388        229,388
         -----------------------------------------------------------------------


         The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

         Cash and cash equivalents, accounts receivable, deposits, accounts payable and accrued liabilities.

         The carrying amounts approximate fair value because of the short maturity of these instruments.

         Long-term debt:

         The fair value is estimated by discounting the future cash flows at rates currently offered to the Company for similar debt instruments of comparable maturity by the Company's bankers.

         Advances from ultimate shareholders:

         Imputed interest computed at comparable market rates on the interest free advances from ultimate shareholders is not considered to be material to the financial statements. Consequently, the financial statements do not include a charge for imputed interest on the interest free advances and the fair value is considered to be comparable to the carrying value.

12.      Basic net loss per share:

         Basic net loss per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis. The effect of the conversion of the preferred shares on an if-converted basis and stock options has an anti-dilutive effect.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------


13.      Income taxes:

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 1999 and 1998 are presented below:

         -----------------------------------------------------------------------
                                                              1999         1998
         -----------------------------------------------------------------------

         Deferred tax assets:

         Net operating loss carryforwards                   318,000      23,000
         Net capital loss carryforwards                      30,000          --
         Capital assets, principally due to differences
           in amortization                                   32,000          --
         -----------------------------------------------------------------------

         Total gross deferred tax assets                    380,000      23,000
         Less valuation allowance                          (380,000)    (23,000)

         -----------------------------------------------------------------------
         Net deferred tax assets                         $       --   $      --
         -----------------------------------------------------------------------

         The valuation allowance for deferred tax assets as of July 1, 1998 and April 24, 1998 was $23,000 and nil, respectively. The net change in the total valuation allowance for the year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998 was an increase of $357,000 and $23,000, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $656,000 and $50,500 prior to the expiration of the net operating loss carryforwards in 2006 and 2005 respectively and future taxable capital gains of approximately $67,000 to utilize the net capital loss carryforward available indefinitely. Based upon the level of historical taxable income and that the Company is considered a development stage company, it cannot be reasonably estimated at this time if its more likely than not the Company will realize the benefits of the deferred tax assets. Consequently, the deferred tax assets have been reduced by an equivalent valuation allowance. The valuation allowance will be adjusted in the period that is determined with reasonable certainty that it is more likely than not that some portion or all of the deferred tax assets will be realized.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------

13.      Income taxes (continued):

         At June 30, 1999, the Company has net operating loss carryforwards for income tax purposes of approximately $656,000 and $50,500 (1998 - $50,500) which are available to offset future taxable income, if any, through 2006 and 2005, respectively. In addition, the Company has net capital loss carryforwards for income tax purposes of approximately $67,000 (1998 - nil) which are available to offset future taxable capital gains.

14.      Non-cash financing and investing activities:

         (a) In 1999, a capital lease obligation of $4,800 was incurred when the Company entered into a lease for furniture and fixtures.

         (b) In 1999, 1,000,000 shares of common stock were issued upon the conversion of 1,000,000 common share purchase warrants to settle an outstanding liability.

         (c) In 1999, a note payable of $40,000 was issued when the Company purchased an investment in CTRA.

         (d) In 1998, a business combination with the Company and Innofone Canada (note 1) was effected.

15.      Segmented information:

         (a)      Reportable segment:

                  The Company has one reportable segment; resale of long distance services. The resale of long distance services is provided to residential and small to medium sized businesses. This segment represents the result of operations for the Company.

         (b)      Geographic information:

                  The Company derives all of its revenue from Canada and all of its capital assets are physically located in Canada.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------


16.      New US Accounting Standards:

         (a) In April 1998, the American Institute of Certified Public Accountants issued statement of position 98-5 (SOP 98-5) "Reporting on the Costs of Start-Up Activities", which requires costs of start-up activities to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 and requires initial application to be reported as the cumulative effect of a change in accounting principle. Management has not determined the impact of adoption of SOP 98-5 on its financial statements.

         (b) In June 1998, the FASB issued SFAS No. 133 "Derivative Instruments and Hedging Activities" effective for fiscal quarters beginning after June 15, 2000. SFAS No. 133 requires that the Company report all derivative instruments on the balance sheet at fair value. Management has not determined the impact of adoption of SFAS No. 133 on its financial statements.

17.      Comparative figures:

         Certain of the 1998 comparative figures have been reclassified to conform with the financial statement presentation adopted in 1999.

18.      Uncertainty due to the Year 2000 Issue:

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effect of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)

Year ended June 30, 1999 and the period from April 24, 1998 to June 30, 1998
--------------------------------------------------------------------------------

19.      Subsequent events:

         (a) On July 13, 1999, the Company committed to grant 300,000 stock options to consultants of the Company. As of September 3, 1999, no stock options have been granted.

         (b) On August 5 and 6, 1999, the Company raised $501,100 through the subscription of 8% unsecured convertible promissory notes (amended on October 5, 1999) which are due July 31, 2000. The notes are convertible into common shares of the Company with a par value of $0.001 per share at a price of $0.40 per share. As of September 3, 1999, no notes have been converted into common shares.

         (c) Effective September 1, 1999, the Company's shares were delisted from the NASD over-the-counter Bulletin Board. The Company is in the process of preparing a Registration Statement to be filed with the United States Securities and Exchange Commission in order for the Company's shares to be eligible for trading in the United States on the NASD over-the-counter Bulletin Board.

20.      Other events:

         On June 29, 1999, Hotcaller.com Inc. ("Hotcaller") was incorporated. No shares have been issued to date. However, it is management's intention that Hotcaller will be a wholly owned subsidiary of the Company.

                      Consolidated Financial Statements
                      (Stated in United States dollars)

                      INNOFONE.COM,INCORPORATED
                      (FORMERLY APC TELECOMMUNICATIONS, INC.)

                      For the period ended September 30, 1999
                      (Unaudited)

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Balance Sheets
(Stated in United States dollars)
(Unaudited)
September 30, 1999 with comparative figures for the year ended June 30, 1999

----------------------------------------------------------------------------------------------------
                                                                  September 30, 1999    June 30,1999
----------------------------------------------------------------------------------------------------
                                                                         (unaudited)      (audited)
Assets

Current assets:
     Cash and cash equivalents                                           $   175,737    $        --
     Term deposit                                                                 --        102,477
     Accounts receivable, net of allowance for doubtful accounts
       of nil                                                                150,297         73,167
     Prepaid expenses and deposits                                            19,567         18,792
----------------------------------------------------------------------------------------------------
                                                                             345,601        194,436

Fixed assets (note 3)                                                        326,482        286,370

----------------------------------------------------------------------------------------------------
                                                                         $   672,083    $   480,806
----------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Deficiency

Current liabilities:
     Bank indebtedness                                                   $        --    $    28,816
     Accounts payable and accrued liabilities                                273,784        253,725
     Advances from ultimate shareholders (note 5)                                 --         67,000
     Current portion of long-term debt (note 6)                               30,675         41,012
     Obligation under capital lease                                            3,188          3,695
----------------------------------------------------------------------------------------------------
                                                                             307,647        394,248
----------------------------------------------------------------------------------------------------

Advances from ultimate shareholders (note 5)                                 299,587        245,405
Long-term debt (note 6)                                                       88,156         89,176
Convertible debt (note 7)                                                    501,100             --

Shareholders' deficiency:
     Share capital (note 9)                                                  836,258        765,308
     Deficit accumulated during the development stage                     (1,361,070)    (1,013,736)
     Accumulated other comprehensive income                                      405            405
----------------------------------------------------------------------------------------------------
                                                                            (524,407)      (248,023)

Commitment (note 10)
Contingency (note 18)

----------------------------------------------------------------------------------------------------
                                                                         $   672,083    $   480,806
----------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Statements of Operations
(Stated in United States dollars)
(Unaudited)

For the period ended September 30, 1999 with comparative figures for the year ended June 30, 1999

-----------------------------------------------------------------------------------
                                                 September 30, 1999   June 30,1999
-----------------------------------------------------------------------------------
                                                        (unaudited)       (audited)

Sales                                                 $    119,779    $    105,100

Cost of sales                                               89,696          71,273
-----------------------------------------------------------------------------------

Gross profit                                                30,083          33,827

Selling, general and administrative expenses               354,700         826,760
Loss on sale of investment                                      --          89,118
Amortization                                                17,818          56,075
Interest on long-term debt                                   3,037          15,037
Interest and bank charges                                    1,862           8,732
-----------------------------------------------------------------------------------
                                                           377,417         995,722

-----------------------------------------------------------------------------------
Net loss                                                  (347,334)       (961,895)

Deficit, beginning of period                            (1,013,736)        (51,841)

-----------------------------------------------------------------------------------
Deficit, end of period                                $ (1,361,070)   $ (1,013,736)
-----------------------------------------------------------------------------------

Basic net loss per common share (note 8)              $      (0.03)   $      (0.11)
-----------------------------------------------------------------------------------

Weighted average number of commonshares outstanding     13,180,000       9,197,500
-----------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATION, INC.)

Consolidated Statements of Shareholders' Deficiency
(Stated in United States dollars)
(Unaudited)

For the period ended September 30, 1999 and the year ended June 30, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Deficit
                                                                                  Common    accumulated    Accumulated
                                                                   Additional      share         during          other
                                             Common    Preferred      paid-in   purchase    development  comprehensive
                                             shares       shares      capital   warrants          stage         income       Total
-----------------------------------------------------------------------------------------------------------------------------------

Shares issued in connection with:
  Issuance of common shares for cash       $     --   $      --   $       563  $      --    $        --    $        --   $     563
  Issuance of shares for reverse takeover
    transaction (note 1)                      5,000       5,000           437      9,838             --             --      20,275
-----------------------------------------------------------------------------------------------------------------------------------
                                              5,000       5,000         1,000      9,838             --             --      20,838

Net loss                                         --          --            --         --        (51,841)            --     (51,841)
Other comprehensive income, net of tax:
  Foreign currency translation adjustment        --          --            --         --             --            405         405
-----------------------------------------------------------------------------------------------------------------------------------

Total comprehensive loss                         --          --            --         --        (51,841)           405     (51,436)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1998                        5,000       5,000         1,000      9,838        (51,841)           405     (30,598)
Shares issued in connection with:
  Issuance of common shares for cash          2,000          --        98,000         --             --             --     100,000
  Exercise of warrants for common shares      4,130          --       527,870     (9,838)            --             --     522,162

  Exercise of common share purchase
    warrants for common shares                1,000          --         8,838         --             --             --       9,838
-----------------------------------------------------------------------------------------------------------------------------------
                                              7,130          --       634,708     (9,838)            --             --     632,000

Net loss                                                                                       (961,895)                  (961,895)

Stock options                                    --          --       112,470         --             --             --     112,470
-----------------------------------------------------------------------------------------------------------------------------------

Balance June 30, 1999                        12,130       5,000       748,178                (1,013,736)                  (248,023)

Net loss                                         --          --            --         --       (347,334)            --    (347,334)

Stock options                                                          70,950                                               70,950
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1999                $ 12,130   $   5,000   $   819,128  $      --    $(1,361,070)   $       405   $(524,407)
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED

(FORMERLY APC TELECOMMUNICATIONS, INC.)

Consolidated Statements of Changes in Financial Position
(Stated in United States dollars)
(Unaudited)

For the period ended September 30, 1999 with comparative figures for the year ended June 30, 1999

-------------------------------------------------------------------------------------------------------------------
                                                                       September 30, 1999          June 30,1999
-------------------------------------------------------------------------------------------------------------------
                                                                              (unaudited)            (audited)
Cash flows provided by (used in):

Operations:
     Net loss                                                                  $(347,334)             $(961,895)
     Items not involving cash:
         Amortization                                                             17,818                 56,075
         Write off of franchise fee                                                   --                 23,729
         Loss on disposal of fixed asset                                              --                 17,071
         Loss on sale of investment                                                   --                 89,118
         Compensation expense on stock options                                        --                112,470
     Change in non-cash operating working capital                                (57,846)                14,949
-------------------------------------------------------------------------------------------------------------------
                                                                                (387,362)              (648,483)

Financing:
     Advances from ultimate shareholders                                         (12,818)                83,017
     Increase(decrease) in bank indebtedness                                     (28,816)                28,816
     Principal payments on long-term debt                                        (11,357)               (40,321)
     Principal payments on obligationunder capital lease                            (507)                (1,105)
     Increase in convertible debt                                                501,100
     Issuance of share capital                                                    70,950                632,000
-------------------------------------------------------------------------------------------------------------------
                                                                                 518,552                702,407

Investments:
     Proceeds from disposal of fixed asset                                            --                106,330
     Additions to fixed assets                                                   (57,930)              (285,963)
     Sale (purchase) of term deposit                                             102,477               (102,477)
     Investment in CTRA                                                               --                (89,118)
     Proceeds on sale of investment in CTRA                                           --                 40,000
     Payment of note payable to CTRA                                                  --                (40,000)
-------------------------------------------------------------------------------------------------------------------
                                                                                  44,547               (371,228)

Effect of exchange rate changes on cash                                               --                  7,019
-------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                                 175,737                310,285

Cash and cash equivalents, beginning of period                                        --                310,285
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                       $ 175,737              $      --
-------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999
--------------------------------------------------------------------------------

Innofone.com, Incorporated (the "Company") is incorporated under the laws of the State of Nevada. On March 30, 1999, the Company changed its name from APC Telecommunications, Inc. to Innofone.com, Incorporated. The Company commenced commercial operations in fiscal 1999, however, they are still considered to be in the development stage due to the fact that there has been no significant revenue derived from the operations. The Company, through its legal subsidiary that operates in Canada, is engaged in the business of long distance telephone and internet telephony. All of the Company's sales are to Canadian customers in the residential and business sectors. The Company is not dependent on a single customer. However, the Company uses only a few carriers of long distance services that they are dependent on for the usage of their telephone lines.

1.       Basis of presentation:

         (a) Business combination of the Company and Innofone Canada Inc. ("Innofone Canada") (formerly APC Telecom Inc.):

                  On June 26, 1998, the shareholders of the Company approved a share exchange takeover bid whereby, on June 26, 1998, the Company acquired all of the outstanding shares of Innofone Canada, a private company. Under the terms of the transaction, the shareholders of Innofone Canada received 5,000,000 common shares and 5,000,000 Series A, voting convertible preferred shares of the Company. The result of this transaction is that the former shareholders of Innofone Canada acquired 83% of the outstanding common shares of the Company on a fully diluted basis.

                  Accounting for the business combination:

                  As former shareholders of Innofone Canada hold 83% of the outstanding shares of the Company subsequent to these transactions, the business combination of the two companies has been accounted for as a reverse takeover of the Company by Innofone Canada.

                  Application of reverse takeover accounting results in the following:

                  (i) The consolidated financial statements of the combined entity are issued under the name of the legal parent (the Company) but are considered a continuation of the financial statements of the legal subsidiary (Innofone Canada);

                  (ii) As Innofone Canada is deemed to be the acquirer for accounting purposes, its assets and liabilities are included in the consolidated financial statements at their historical carrying values;

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999
--------------------------------------------------------------------------------

1.       Basis of presentation (continued):

                  (iii) Control of the net assets and operations of the Company is deemed to be acquired by Innofone Canada. For purposes of this transaction, the deemed consideration is considered to be equivalent to the net book value of the Company as at June 26, 1998.

                           -----------------------------------------------------
                           Deemed consideration                     $    20,275

                           Assigned value of net assets:
                           Prepaid expenses and deposits            $    20,275
                           -----------------------------------------------------


         (b)      Future operations:

                  These financial statements have been prepared on the going concern basis, which assumes the realizations of assets and settlement of liabilities in the normal course of operations, notwithstanding the significant operating losses since incorporation, negative working capital and deficiency in shareholders' equity at June 30, 1999 and the Company's shares being delisted from the National Association of Securities Dealers ("NASD") over-the-counter Bulletin Board (note 19(c)). Continued operations depend upon the Company's ability to attain profitable operations and obtain sufficient cash from external financing to meet the Company's liabilities as they become payable. Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable.

2.       Significant accounting policies:

                  These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States, the more significant of which are outlined below.

                  (a)      Basis of presentation:

                           The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Innofone Canada. All significant intercompany transactions and balances have been eliminated on consolidation.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999
--------------------------------------------------------------------------------

2.       Significant accounting policies (continued):

         (b)      Cash equivalents:

                  Cash equivalents are nil as at June 30, 1999 and 1998. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

         (c)      Fixed assets:

                  Fixed assets are recorded at cost and are amortized over the estimated useful life of the asset using the following methods and annual rates:

                  -----------------------------------------------------------------------------
                  Asset                            Basis                                  Rate
                  -----------------------------------------------------------------------------

                  Computer servers and software    Declining balance                       30%
                  Furniture and fixtures           Declining balance                       20%
                  Leasehold improvements           Straight line           Over the lease term
                  Telephone                        Declining balance                       30%
                  Technical equipment              Declining balance                       30%
                  -----------------------------------------------------------------------------

         (d)      Use of estimates:

                  The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         (e)      Income taxes:

                  Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


2.  Significant accounting policies (continued):

    (f)  Foreign currency translation:


         For the period ended September 30, 1999, the Canadian dollar is the functional currency, being the currency in which the Company carries out most of its operations. The statement of operations is translated into United States dollars using the average exchange rates for the period. The balance sheet is translated into United States dollars using the period-end exchange rate for monetary items and at the rates of exchange on the date of transaction for non-monetary items. The translation gains or losses are included in the statement of operations.

         For the period from April 24, 1998 to June 30, 1998, the United States dollar is both the reporting and functional currency. Accordingly, the translation gains or losses is deferred and continues to be deferred as a separate component of the statements of shareholders' deficiency as accumulated other comprehensive income.

    (g)  Comprehensive income:

         On July 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net loss and foreign currency translation adjustments and is presented in the consolidated statements of shareholders' deficiency and comprehensive income. The statement requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations. Prior year financial statements conform to the requirements of SFAS No. 130.

    (h)  Stock option plan:

         The Company applies the fair value based method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation in accounting for its stock option plan. As such, compensation expense is recorded on the date of grant based on the value of the award and is recognized over the service period.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


2.  Significant accounting policies (continued):

    (i) Impairment of long-lived assets and long-lived assets to be disposed of:

         The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

3.  Fixed assets:

    ----------------------------------------------------------------------------
                                                              September 30, 1999
    ----------------------------------------------------------------------------
                                                    Accumulated     Net book
                                          Cost      amortization      value
    ----------------------------------------------------------------------------
    Computer servers and software       $323,411      $ 16,963      $306,448
    Furniture and fixtures                14,540         1,668        12,872
    Leasehold improvements                 6,275         1,348         4,927
    Telephone                              1,654           355         1,299
    Technical equipment                    1,192           256           936
    ----------------------------------------------------------------------------
                                        $347,072      $  4,268      $326,482
    ----------------------------------------------------------------------------


    ----------------------------------------------------------------------------
                                                                   June 30, 1999
    ----------------------------------------------------------------------------
                                                    Accumulated     Net book
                                          Cost      amortization      value
    ----------------------------------------------------------------------------
    Computer servers and software       $267,378      $    263      $267,115
    Furniture and fixtures                13,526         1,087        12,439
    Leasehold improvements                 5,456         1,059         4,397
    Telephone                              1,654           248         1,406
    Technical equipment                    1,192           179         1,013
    ----------------------------------------------------------------------------
                                        $289,206      $  2,836      $286,370
    ----------------------------------------------------------------------------

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


4.  Franchise fee:

    On April 26, 1998, the Company signed a franchise agreement with Access Power Inc. giving it exclusive rights to develop internet telephony throughout Canada using the innovative technologies trademarked by Access Power Inc. for a period of thirty years. On December 11, 1998, this agreement was voluntarily terminated resulting in full mutual releases for both parties to the agreement. Accordingly, the capitalized franchise fee has been charged to current operations and is included in selling, general and administrative expenses.

5.  Advances from ultimate shareholders:

    Advances from ultimate shareholders, classified as long term, are unsecured, non-interest bearing providing the Company is not in default of any payments required to be made starting July 1, 2003, and are repayable in equal monthly installments beginning July 1, 2003 to 2018. The current advances from ultimate shareholders are due on demand.

6.  Long-term debt:

--------------------------------------------------------------------------------
                                               September 30, 1999  June 30, 1999
--------------------------------------------------------------------------------
    Bank loan bearing interest at the
     bank's prime rate plus 3%, repayable
     in monthly principal payments of
     $4,774 from October 1998 to April
     1999 and $3,418 commencing in May
     1999, interest repayable monthly
     effective upon inception of the loan            $118,831        $130,188

    Less current portion                               30,675          41,012

--------------------------------------------------------------------------------
                                                     $ 88,156        $127,541
--------------------------------------------------------------------------------

    The loan is secured by a first charge against the assets of the Company. Certain shareholders have signed personal guarantees totalling $42,500 to secure the loan.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


6.  Long-term debt (continued):

    Principal repayments are as follows:
    ----------------------------------------------------------------------------

    2000                                                                $ 30,675
    2001                                                                  41,012
    2002                                                                  41,012
    2003                                                                   6,132

    ----------------------------------------------------------------------------
                                                                        $118,831
    ----------------------------------------------------------------------------


7.  Convertible debt:

    On August 5th and 6th, 1999, the Company raised $501,100 through the subscription of 8% unsecured convertible promissory notes (amended October 5, 1999) which are due July 31, 2000. The notes are convertible into common shares of the Company with a par value of $.001 per share at a price of $.40 per share. As of September 30, 1999, no notes have been converted.

8. Loss on sale of investment:

    During fiscal 1999, the Company purchased a 12.5% investment in Canadian Telecom Resellers Alliance Inc. ("CTRA"), a corporation incorporated under the laws of the Province of Ontario for consideration consisting of cash of $89,118 and a note payable to CTRA for $40,000.

    Effective June 17, 1999, the Company sold its investment in CTRA to Optel Communications Corp. ("Optel") an arm's length Canadian controlled private corporation and received $40,000 in cash to repay the note payable to CTRA and 52,083 warrants to purchase 52,083 Class B non-voting shares in Optel. The warrants have been assigned a value of nil. Accordingly, a loss of $89,118 has been recorded on the sale of the investment for the Company's year ended June 30, 1999. The warrants are exercisable in four six month intervals commencing June 17, 1999 at a price of Cdn. $6.00 per warrant and expire on June 17, 2004. The Company is also entitled to exercise up to 31,250 additional warrants at a price of Cdn. $6.00 per warrant at any time after November 30, 2000 if CTRA meets certain business targets during the period from June 17, 1999 until November 30, 2000. The additional warrants expire on June 17, 2004. As of September 30, 1999, no warrants have been exercised.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999
--------------------------------------------------------------------------------


9.  Share capital:

    As described in note 1(a), Innofone Canada is deemed, for accounting purposes, to have acquired the Company effective June 26, 1998.

    As at June 26, 1998, the authorized share capital of Innofone Canada consisted of an unlimited number of common shares. The change in share capital of Innofone Canada for the period from April 24, 1998 (date of incorporation) to June 26, 1998, the effective date of the business combination with the Company was as follows:


    ----------------------------------------------------------------------------

    Issued for cash                                                      $   563

    ----------------------------------------------------------------------------

    Share capital of Innofone Canada, June 26, 1998                      $   563

    ----------------------------------------------------------------------------


    Additional paid-in capital was received in the amount of $437 cash. The total of $563 and $437 represents total additional paid-in capital for 1,000,000 common shares at June 30, 1998. The 5,000,000 preferred and 5,000,000 common shares issued to effect the business combination on June 26, 1998 were assigned a value of $5,000 each based on their par value.

    The ascribed share capital of the Company, the continuing consolidated entity, as at June 30, 1999 for accounting purposes, is computed as follows:


    ----------------------------------------------------------------------------
    Existing share capital of Innofone Canada, June 26, 1998           $    563
    Ascribed value of the shares of the Company as a result
       of business combination                                           10,000
    Common share purchase warrants                                        9,838
    Additional paid-in-capital                                              437
    ----------------------------------------------------------------------------

    Share capital of the Company, June 30, 1998                          20,838

    Proceeds from sale of units                                           2,000
    Warrants exercised                                                    5,130
    Common share purchase warrants exercised                             (9,838)
    Additional paid-in-capital                                          747,178

    ----------------------------------------------------------------------------
    Share capital of the Company, September 30, 1999                   $765,308
    ----------------------------------------------------------------------------

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


9.  Share capital (continued):

    As a result of the business combination, Innofone Canada became a wholly-owned subsidiary of the Company. For accounting purposes, at June 26, 1998, the outstanding shares of the Company, the continuing consolidated entity, consisted of the number of the Company shares issued to date with an ascribed value equal to the share capital of the continuing consolidated entity as computed above. The number of outstanding common shares of the Company as at September 30, 1999 is computed as follows:


-------------------------------------------------------------------------------------
                                                                               Common
-------------------------------------------------------------------------------------
                                                                                share
                                                     Common    Preferred     purchase
                                                     shares       shares     warrants
-------------------------------------------------------------------------------------

    Existing outstanding shares and
      warrants as at June 26, 1998                1,000,000            -    1,000,000

    Shares issued to effect the business
      combination with Innofone Canada            5,000,000    5,000,000            -
-------------------------------------------------------------------------------------
    Outstanding shares and warrants
      as at June 30, 1998                         6,000,000    5,000,000    1,000,000

    Common share purchase warrants exercised      1,000,000            -   (1,000,000)

    Sale of units                                 2,000,000            -    6,000,000

    Warrants exercised                            4,130,000            -   (4,130,000)

    Warrants expired                                      -            -   (1,870,000)

-------------------------------------------------------------------------------------
    Outstanding shares and warrants
      as at September 30, 1999                   13,130,000    5,000,000            -
-------------------------------------------------------------------------------------

    The Company's authorized share capital consists of 100,000,000 common shares and 25,000,000 preferred shares each with a par value of $0.001 per share. The preferred shares are voting, convertible to common shares on a 3 for 1 basis at the option of the holder based on certain business targets being met and participate equally as to dividends with each common share.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


9.  Share capital (continued):

    On June 15, 1998, the Company issued 1,000,000 common share purchase warrants to a shareholder of the Company as consideration for services provided, related to the reverse take-over transaction (note 1). A value of $9,838 was assigned to the common share purchase warrants. Each common share purchase warrant was exercisable until June 30, 1999 to acquire one common share at $0.02 per share. On January 5, 1999, the common share purchase warrants were exercised. Upon exercise of the 1,000,000 common share purchase warrants, 1,000,000 common shares were issued at $0.02 per share. The payment for these shares was offset by a $20,000 payable for services provided to the Company and the $9,838 value assigned to common share purchase warrants was reallocated $1,000 to common shares based on their par value and $8,838 as additional paid-in capital.

    On July 7, 1998, the Company made an offering of 2,000,000 units, under rule 504 of Regulation D of the Securities Act of 1933, at a price of $0.05 per unit. Each unit consisted of one common share, $0.001 par value per share and three common share purchase warrants exercisable at $0.10, $0.14 and $0.20 respectively, each of which was exercisable until April 30, 1999. Cash in the amount of $100,000 was received on the sale of the units and $2,000 was allocated to common shares based on their par value and $98,000 to additional paid-in capital. As at April 30, 1999, 4,130,000 share purchase warrants were exercised for $532,000. This cash was allocated $4,130 to common shares based on their par value and $527,870 to additional paid-in capital. The remaining share purchase warrants expired.

10. Stock option plan:

    In 1997, the Company adopted a Compensatory Stock Option Plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to employees, consultants, advisors or directors of the Company. The Plan authorizes grants of options to purchase up to 1,500,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to or greater than 85% of the stock's fair market value at the date of grant and the vesting period is limited to no more than 10 years.

    On August 11, 1998, June 30, 1999, and July 13, 1999 the Company granted 630,000, 750,000 and 450,000 stock options respectively to consultants, a director and employees of the Company pursuant to the Company's compensatory stock option plan for the purchase of common shares ranging from $0.10 to $1.00 per share, expiring from August 10, 2000 to June 30, 2001 and vesting either on the date of grant or 6 months after date of grant. As of September 30, 1999, no stock options were exercised.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


10. Stock option plan (continued):


    The following table summarizes the activity for the Plan:

    -------------------------------------------------------------------------------------------------------
                                                                          Number of        Weighted-average
                                                                            options          exercise price
    -------------------------------------------------------------------------------------------------------

    Balance at April 24, 1998 and June 30, 1998                                   -                     N/A
    Granted                                                               1,830,000             $      0.62
    Exercised                                                                     -                     N/A
    Forfeited                                                                     -                     N/A
    Expired                                                                       -                     N/A
    Balance at June 30, 1999                                              1,830,000             $      0.62
    Options exerciseable at September 30, 1999                            1,830,000             $      0.62

    -------------------------------------------------------------------------------------------------------

    The weighted average grant date fair value of options granted during the year is summarized in the following table:

    -------------------------------------------------------------------------------------------------------
                                                                                           Weighted-average
                                                                   Weighted-average              grant date
                                                                     exercise price   fair value of options
    -------------------------------------------------------------------------------------------------------

    Options whose exercise price is at fair market value                $      0.10             $    11,000
    Options whose exercise price is greater than market value                  0.73                 101,470
    Options whose exercise price is less then market value                     0.50                  70,950

    -------------------------------------------------------------------------------------------------------
    Total weighted-average grant date fair value of options                                     $   183,420
    -------------------------------------------------------------------------------------------------------


    The weighted average remaining contractual life for all outstanding options is 1.5 years.

    The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for 1999: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of approximately 5% and expected life of 2 years. Compensation costs recorded under the 1997 Compensatory Stock Option Plan in 1999 aggregated $183,420. The full amount was assigned as additional paid-in capital.

    In 1997, the Company also adopted an Employee Stock Option plan pursuant to which the Company's Board of Directors may grant stock options to employees of the Company. The plan authorizes grants of options to purchase up to 1,000,000 shares of authorized but unissued common stock. No stock options have been granted to employees under this plan as of September 30, 1999.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


11. Commitment:

    The Company has entered into an operating lease agreement for its premises for a five-year term expiring in June 2003. The Company has the option to renew the lease for a further five-year period at then market rates. The annual lease payments for the next four years are as follows:


    ----------------------------------------------------------------------------

    2000                                                              $   15,000
    2001                                                                  16,000
    2002                                                                  16,000
    2003                                                                  17,000

    ----------------------------------------------------------------------------
                                                                      $   64,000
    ----------------------------------------------------------------------------

12. Fair value of financial assets and financial liabilities:

    The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at September 30, 1999 and June 30, 1999. The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. These estimates, although based on the relevant market information about the financial instrument, are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.



    ---------------------------------------------------------------------------------------------------
                                                             September 30, 1999    September 30, 1999
    ---------------------------------------------------------------------------------------------------
                                                                 Carrying                 Fair
                                                                   amount                value
    ---------------------------------------------------------------------------------------------------

    Financial assets:
      Cash and cash equivalents                                  $    -              $       -
      Accounts receivable                                         150,297              150,267
      Deposits                                                     19,567               19,567
    Financial liabilities:
      Accounts payable and accrued liabilities                    224,783              224,783
      Long-term debt                                              118,831              118,831
      Obligation under capital lease                                3,188                3,188
      Advances from ultimate shareholders                         299,587              299,587

    ---------------------------------------------------------------------------------------------------

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999


12. Fair value of financial assets and financial liabilities (continued):

----------------------------------------------------------------------------------------------
                                                             June 30,1999         June 30,1999
----------------------------------------------------------------------------------------------
                                                                 Carrying                 Fair
                                                                   amount                value
----------------------------------------------------------------------------------------------

    Financial assets:
      Cash and cash equivalents                                 $       -        $           -
      Accounts receivable                                          73,167               73,167
      Deposits                                                      5,105                5,105
    Financial liabilities:
      Accounts payable and accrued liabilities                    253,725              253,725
      Long-term debt                                              130,188              130,188
      Obligation under capital lease                                3,695                3,695
      Advances from ultimate shareholders                         312,405              312,405

----------------------------------------------------------------------------------------------


    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:


    Cash and cash equivalents, accounts receivable, deposits, accounts payable and accrued liabilities.


    The carrying amounts approximate fair value because of the short maturity of these instruments.


    Long-term debt:


    The fair value is estimated by discounting the future cash flows at rates currently offered to the Company for similar debt instruments of comparable maturity by the Company's bankers.

    Advances from ultimate shareholders:

    Imputed interest computed at comparable market rates on the interest free advances from ultimate shareholders is not considered to be material to the financial statements. Consequently, the financial statements do not include a charge for imputed interest on the interest free advances and the fair value is considered to be comparable to the carrying value.

13. Basic net loss per share:

    Basic net loss per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis. The effect of the conversion of the preferred shares on an if-converted basis and stock options has an anti-dilutive effect.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------

14. Income taxes:

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 1999 and 1998 are presented below:



--------------------------------------------------------------------------------------------------------
                                                                 September 30, 1999        June 30, 1999
--------------------------------------------------------------------------------------------------------

       Deferred tax assets:

       Net operating loss carryforwards                                     435,000              318,000
       Net capital loss carryforwards                                        30,000               30,000
       Capital assets, principally due to differences
       in amortization                                                       32,000               32,000
--------------------------------------------------------------------------------------------------------

       Total gross deferred tax assets                                      497,000              380,000
       Less valuation allowance                                            (497,000)            (380,000)

--------------------------------------------------------------------------------------------------------
       Net deferred tax assets                                          $         -           $        -
--------------------------------------------------------------------------------------------------------


    The valuation allowance for deferred tax assets as of June 30, 1999 was $380,000. The net change in the total valuation allowance for the year ended June 30, 1999 and the quarter ended September 30, 1999 was an increase of $357,000 and $117,000, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $1,100,000 prior to the expiration of the net operating loss carryforwards in 2006 and future taxable capital gains of approximately $67,000 to utilize the net capital loss carryforward available indefinitely. Based upon the level of historical taxable income and that the Company is considered a development stage company, it cannot be reasonably estimated at this time if its more likely than not the Company will realize the benefits of the deferred tax assets. Consequently, the deferred tax assets have been reduced by an equivalent valuation allowance. The valuation allowance will be adjusted in the period that is determined with reasonable certainty that it is more likely than not that some portion or all of the deferred tax assets will be realized.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------

14. Income taxes (continued):

    At September 30, 1999, the Company has net operating loss carryforwards for income tax purposes of approximately $957,000 which are available to offset future taxable income, if any, through 2006. In addition, the Company has net capital loss carryforwards for income tax purposes of approximately $67,000 which are available to offset future taxable capital gains.

15. Non-cash financing and investing activities:

    (a) In 1999, a capital lease obligation of $4,800 was incurred when the Company entered into a lease for furniture and fixtures.

    (b) In 1999, 1,000,000 shares of common stock were issued upon the conversion of 1,000,000 common share purchase warrants to settle an outstanding liability.

    (c) In 1999, a note payable of $40,000 was issued when the Company purchased an investment in CTRA.

    (d) In 1998, a business combination with the Company and Innofone Canada (note 1) was effected.

16. Segmented information:

    (a) Reportable segment:

        The Company has one reportable segment; resale of long distance services. The resale of long distance services is provided to residential and small to medium sized businesses. This segment represents the result of operations for the Company.

    (b) Geographic information:

        The Company derives all of its revenue from Canada and all of its capital assets are physically located in Canada.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


17. New US Accounting Standards:

    (a) In April 1998, the American Institute of Certified Public Accountants issued statement of position 98-5 (SOP 98-5) "Reporting on the Costs of Start-Up Activities", which requires costs of start-up activities to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 and requires initial application to be reported as the cumulative effect of a change in accounting principle. Management has not determined the impact of adoption of SOP 98-5 on its financial statements.

    (b) In June 1998, the FASB issued SFAS No. 133 "Derivative Instruments and Hedging Activities" effective for fiscal quarters beginning after June 15, 2000. SFAS No. 133 requires that the Company report all derivative instruments on the balance sheet at fair value. Management has not determined the impact of adoption of SFAS No. 133 on its financial statements.

18. Uncertainty due to the Year 2000 Issue:

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effect of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

INNOFONE.COM, INCORPORATED
(FORMERLY APC TELECOMMUNICATIONS, INC.)

Notes to Consolidated Financial Statements (continued)
(Stated in United States dollars)
(Unaudited)
For the period ended September 30, 1999 and the year ended June 30, 1999

--------------------------------------------------------------------------------


19. Other events:

    (a) On June 29, 1999, Hotcaller.com Inc. ("Hotcaller") was incorporated. No shares have been issued to date. However, it is management's intention that Hotcaller will be a wholly owned subsidiary of the Company.

    (b) Effective September 1, 1999, the Company's shares were delisted from the NASD over-the-counter Bulletin Board. The Company is in the process of preparing a Registration Statement to be filed with the United States Securities and Exchange Commission in order for the Company's shares to be eligible for trading in the United States on the NASD over-the-counter Bulletin Board.

                                     PART II

Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Nevada law, the Company's Certificate of Incorporation provides that the Company will indemnify its officers and directors against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of the Company unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. The Company may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if the Company is so entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company believes that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee             $    280
Fees and expenses of Registration                                _______*
Accounting fees and expenses                                     _______*
Miscellaneous                                                    -------
         Total                                                   $______

*  Estimated


Item 26.  RECENT SALES OF UNREGISTERED SECURITIES

1. On June 15, 1998, the Company issued 1,000,000 common share purchase warrants to a shareholder of the Company as consideration for services provided, related to the reverse take-over transaction with APC Telecom Inc. described in paragraph 2. A value of $9,838 was assigned to the common share purchase warrants. Each common share purchase warrant was exercisable until June 30, 1999 to acquire one common share at $0.02 per share. On January 5, 1999, the common share purchase warrants were exercised. Upon exercise of the 1,000,000 common share purchase warrants, 1,000,000 common shares were issued at $0.02 per share. The share purchase warrants and the shares issued upon exercise of the warrants were issued pursuant to the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), as a transaction not involving a public offering.

2. On June 26, 1998, APC Telecom Inc., a federally chartered Canadian company ("APC"), was acquired by the Company in a stock-for-stock exchange (the "Exchange") pursuant to an Agreement and Plan of Reorganization dated June 12, 1998 among the Company, APC and the shareholders of APC ("Exchange Agreement"). As a result of the Exchange, APC became a wholly owned subsidiary of the Company. The Company issued to the shareholders of APC (i) 5,000,000 shares of its common stock, par value $.001 per share ("Shares"), and (ii) 5,000,000 shares of Series A, Convertible Preferred Stock, pursuant to the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), as a transaction not involving a public offering.

3. From July 28, 1998 through October 14, 1998 the Company sold a total of 2,000,000 Units, at a price of $0.05 per Unit, to 13 investors located in the Bahamas, Hong Kong, and Mexico, netting the Company $100,000. Each Unit consisted of (i) one Share; (ii) One Class A common stock purchase warrant exercisable April 30, 1999, to purchase one Share at a price of $0.10 per Share; (iii) One Class B common stock purchase warrant exercisable until April 30, 1999, to purchase one Share at a price of $.14 per Share; and (iv) One Class C common stock purchase warrant exercisable until April 30, 1999, to purchase one Share at a price of $0.20 per Share. A total of (i) 1,948,000 Class A Warrants were exercised, between December 23, 1998 and April 30, 1999, netting the Company $194,800, (ii) 1,820,000 Class B Warrants were exercised, between December 8, 1998 and April 30, 1999, netting the Company $254,800, and (iii) 412,000 Class C Warrants were exercised, between April 10, 1999 and April 30, 1999, netting the Company $82,400. The Units were sold pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act; the Shares issued pursuant to the exercise of the Class A, B, and C Warrants were issued pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act.

4. During August through October 1999, the Company raised a total of $501,1000 U.S. in a private placement of its convertible promissory notes to 23 subscribers in Canada. Each holder of the notes is entitled to convert the note plus accrued interest with shares at the rate of $0.40 U.S. per share. The notes are unsecured, bear interest at the annual rate of 8% and are due on July 31, 2000. The notes were sold pursuant to the exemption from registration set forth in section 4(2) of the Securities Act, as a transaction not involving a public offering.


Item 27.  EXHIBITS


EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT
--------------         ----------------------
*2.02                  Agreement and Plan of Reorganization among Registrant,
                       APC Telecommunications Inc. ("APC"), and the Shareholders of APC.

*3.01(i)               Certificate of Incorporation of the Registrant.

*3.01(ii)              By-Laws of the Registrant.

**5.01                 Opinion of Berns & Berns.

*10.01 Agreement dated March 3, 1999 between Canadian Telecom Resellers Alliance and Registrant.

*10.02 Agreement dated June 11, 1998 between Datex Communications Corporation and Registrant.

*10.03 Memorandum of Understanding dated November 30, 1999 between Registrant and Douglas Burdon.

*10.04                 1997 Employee Stock Option Plan

*10.05                 1997 Compensatory Stock Option Plan

*10.06 Joint Subscription Agreement to Innofone.com Incorporated and Hot Caller Com Inc.

*10.07 Amending Agreement Between Innofone,com Incorporated, Hot Caller.Com Inc., and Larry Hunt, Rick Quinney and Ron Crowe

**11.01                Statement Regarding Computation of per share earnings.

*21.01                 Subsidiaries of the Registrant.

**23.01                Consent of Berns & Berns (included in Exhibit 5)

**23.02                Consent of KPMG LLP

**27.01                Financial Data Schedule


----------
* Filed herewith
** To be filed by amendment.


Item 28.  UNDERTAKINGS

         The Company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggre gate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability unes Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser;

(5) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(6) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of pro the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(7) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF VAUGHAN, ONTARIO, CANADA, ON JANUARY ___, 2000.


Innofone,com, Incorporated




By: /Larry Hunt/
----------------
Larry Hunt,
President


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


---------------------------------------       ----------------------------------     ----------------
                 SIGNATURE                                   TITLE                          DATE

---------------------------------------       ----------------------------------     ----------------
/s/ Larry Hunt                                President, Chief Executive             Jan. ___, 2000
---------------------                         Officer, Director (Principal
Larry Hunt                                    Executive Officer)

---------------------------------------       ----------------------------------     ----------------
/s/ Richard Quinney                           Chief Financial Officer, Director      Jan. ___, 2000
---------------------                         (Principal Financial and
Richard Quinney                               Accounting Officer)

---------------------------------------       ----------------------------------     ----------------
/s/ Ronald Crowe                              Director                               Jan.___ , 2000
---------------------
Ronald Crowe
-----------------------------------------------------------------------------------------------------

                                 EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT                                        PAGE NUMBER
-------           ---------------------                                         ------------

  *2.02           Agreement and Plan of Reorganization among Registrant, APC
                  Telecommunications Inc. ("APC"), and the Shareholders of APC.

  *3.01(i)        Certificate of Incorporation of the Registrant.

  *3.01(ii)       By-Laws of the Registrant.

 **5.01           Opinion of Berns & Berns.

 *10.01           Agreement dated March 3, 1999 between Canadian Telecom
                  Resellers Alliance and Registrant.

 *10.02           Agreement dated June 11, 1998 between Datex Communications
                  Corporation and Registrant.

 *10.03           Memorandum of Understanding dated November 30, 1999 between
                  Registrant and Douglas Burdon.

 *10.04           1997 Compensatory Stock Option Plan

 *10.05           1997 Employee Stock Option Plan

 *10.06           Joint Subscription Agreement to Innofone.com Incorporated and
                  Hot Caller Com Inc.

 *10.07           Amending Agreement Between Innofone,com Incorporated, Hot
                  Caller.Com Inc., and Larry Hunt, Rick Quinney and Ron Crowe

**11.01           Statement Regarding Computation of per share earnings.

 *21.01           Subsidiaries of the Registrant.

**23.01           Consent of Berns & Berns (included in Exhibit 5)

**23.02           Consent of KPMG LLP

**27.01           Financial Data Schedule

----------
 * Filed herewith
** To be filed by amendment.